UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
RigNet, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RIGNET, INC
1880 Dairy Ashford
Suite 300
Houston, Texas 77077
(281) 674-0100

March 31, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of RigNet, Inc. (the “Company” or “RigNet”), which will be held at 10:00 a.m., C.S.T., on Wednesday, May 11, 2011, at the Holiday Inn at 1112 Eldridge Parkway, Houston, Texas 77077.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. We encourage you to vote your shares according to the instructions on the enclosed proxy card. If you decide to attend the meeting and vote in person, you may withdraw your proxy at that time.

This year you will be asked to vote in favor of the election of nine directors; in favor of ratifying the appointment of Deloitte & Touche LLP as the Company’s external auditors; in favor of the 2010 Omnibus Incentive Plan; in favor, as an advisory vote, of the compensation of named executive officers; and to vote, as an advisory vote, on the frequency of the advisory vote on executive compensation.

To assist you in voting your shares, you will find enclosed the Notice of Annual Meeting, the 2011 Proxy Statement and our 2010 Annual Report to Stockholders, which includes the Company’s audited financial statements.

On behalf of the Board of Directors and employees of RigNet, we thank you for your continued interest in and support of the Company.

Sincerely,

/s/  Thomas M. Matthews
Thomas M. Matthews
Chairman of the Board

/s/  Mark B. Slaughter
Mark B. Slaughter
Chief Executive Officer and President

Your vote is important. Please vote promptly.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 11, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of RigNet, Inc., a Delaware corporation (“RigNet”), which will be held on Wednesday, May 11, 2011, at 10:00 a.m., C.S.T. or local time, at the Holiday Inn, 1112 Eldridge Parkway, Houston, Texas 77077. The Annual Meeting will be held for the following purposes:

1.	Elect nine directors to RigNet’s Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their respective successors have been elected;

2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	Approve our 2010 Omnibus Incentive Plan;

4.	Approve, as an advisory vote, the compensation of named executive officers;

5.	Vote, as an advisory vote, on the frequency of the advisory vote on executive compensation; and

6. Consider any other business as may properly come before the meeting.

Additional information regarding the Annual Meeting is set forth in the attached proxy statement.

Only stockholders of record at the close of business on March 24, 2011 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our stockholders will be available for examination at the Annual Meeting and at RigNet’s Houston office at least ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Proxy Materials and /or the Proxy Card sent to you, as promptly as possible.

By Order of the Board of Directors,

/s/  William D. Sutton
William D. Sutton
Vice President, General Counsel and Corporate
Secretary

Houston, Texas
March 31, 2011

Important Notice Regarding Availability of Proxy Materials for RigNet Inc.’s
Stockholder Meeting to be Held on May 11, 2011:
our Proxy Statement and Annual Report to Stockholders are available on our website at www.rig.net.

Your vote is important. Please vote promptly.

You may vote according to the instructions on the enclosed Proxy Card.

RIGNET, INC.

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

1880 S. Dairy Ashford, Suite 300
Houston, Texas 77077-4760

PROXY STATEMENT
2011 Annual Meeting of Stockholders

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Our Board of Directors is asking for your proxy for use at the RigNet, Inc. 2011 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 11, 2011, at 10:00 am., C.S.T. or local time, at the Holiday Inn, 1112 Eldridge Parkway, Houston, Texas 77077. We have first released this proxy statement to our stockholders beginning on or about March 31, 2011.

Proposals

At our 2011 Annual Meeting of Stockholders, we are asking our stockholders to consider and act upon proposals to: (1) elect nine directors to serve until our 2012 Annual Meeting; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2011; (3) approve the 2010 Omnibus Incentive Plan; (4) approve, as an advisory vote, the compensation of named executive officers; and (5) vote, as an advisory vote, on the frequency of future advisory votes on executive compensation.

Record Date, Outstanding Shares and Quorum

Only stockholders of record at the close of business on March 24, 2011 (the “Record Date”) are entitled to notice of, and to vote at the meeting. As of the Record Date, there were 15,396,034 outstanding shares entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding shares is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting. Withheld votes will count as present for purposes of establishing a quorum on the proposals.

If by the date of the Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting

If you are a holder of our common stock, you are entitled to one vote at the meeting for each share that you held as of the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Meeting will tabulate all votes.

You may vote in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we encourage you to vote your proxy card in advance of the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, please note that if your shares are held in “street name” (in the name of a broker or by a bank or other nominee), you are considered the beneficial owner of these shares and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to these shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain from your brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the shares. Please vote your proxy by mail as soon as possible so that your shares may be represented at the Annual Meeting.

Revoking Your Proxy

If you submit your proxy by mail, you may still revoke it at any time before voting takes place at the Meeting. If you are the record holder of your shares and wish to revoke your proxy, you may revoke it as follows: (i) by delivering, before or at the Annual Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Annual Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Annual Meeting; (iii) by attending the Annual Meeting in person and voting, although your attendance at the Annual Meeting, without actually voting, will not by itself revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1, in favor of Proposals 2, 3 and 4 and in favor of an annual advisory vote on executive compensation. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Soliciting Proxies

RigNet will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, RigNet and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to beneficial owners for whom they hold shares.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this Proxy Statement and our Annual Report for the year ended December 31, 2010 have been made available to all stockholders entitled to vote at the Meeting. These materials may also be viewed at www.rig.net.

Unless the context requires otherwise, the terms “our,” “we,” “us” and similar terms refer to RigNet, Inc., together with its consolidated subsidiaries.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board of Directors currently consists of eight directors who serve terms until the next Annual Meeting of Stockholders. Each director elected to our Board of Directors will serve in such capacity until his or her term expires or his successor has been duly elected and qualified, subject to their earlier death, resignation or removal. All directors, other than our Chief Executive Officer (“CEO”), Mark Slaughter, were “independent directors” and met the independence requirements under the listing standards of the NASDAQ. There are no family relationships among any of our directors or executive officers.

At the Annual Meeting, our stockholders will consider and act upon a proposal to elect nine directors to our Board of Directors to serve until the 2012 Annual Meeting of Stockholders. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by our Board of Directors, intend to vote FOR the election of the director nominees unless otherwise instructed by a stockholder in a proxy card. If these nominees become unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board of Directors may recommend and propose to replace such nominee or nominees.

Director Nominees

Information concerning the nine director nominees is set forth below.

			Director
Name	Age	Position with Our Company	Since

Thomas M. Matthews	67	Chairman, Independent Director	2008
Mark B. Slaughter	52	Chief Executive Officer, President and Director	2010
James H. Browning	61	Independent Director	2010
Charles L. Davis	45	Independent Director	2005
Kevin Neveu	50	Independent Director	2004
Kevin J. O’Hara	49	Independent Director	2010
Keith Olsen	54	Independent Director	2010
Brent K. Whittington	39	Independent Director	2010
Ditlef de Vibe	56	Independent Director	New

Thomas M. Matthews has served as Chairman of our Board of Directors since May 2008. Mr. Matthews served as Chairman and Chief Executive Officer of Avista Corporation from July 1998 to December 2001, Chairman of Link Energy and its predecessor EOTT Energy from April 2002 to February 2003 and as Chief Executive Officer of Link Energy from March 2003 to January 2005 and has served as Managing Trustee to Link Trust since January 2005. Mr. Matthews received a BSCE from Texas A&M University and attended advanced management programs in International Business at Columbia University and in Finance at Stanford University. Mr. Matthews brings a wealth of public company board experience and knowledge of the energy industry to our board.

Mark B. Slaughter has served as the CEO and President since August 2007 and a Director since the completion of our initial public offering (“IPO”) in December 2010. Prior to that, Mr. Slaughter served as our President and Chief Operating Officer from January 2007 to July 2007. Prior to joining us, Mr. Slaughter served as Vice President and General Manager for Security Services Americas, a division of United Technologies Corporation from July 2005 to December 2006 and as President, Broadband Division for Stratos Global Corporation from January 2003 to December 2004. Mr. Slaughter is a graduate of United Technologies’ Executive Program at the University of Virginia’s Darden Graduate School of Business. He received an A.B. in General Studies, C.L.G.S., concentration in Economics, from Harvard College and an MBA from Stanford’s Graduate School of Business. Mr. Slaughter brings an intimate knowledge of our business and our industry to our board.

James H. Browning has served as a Director and Chairman of our Audit Committee since December 2010 when we completed our IPO. Mr. Browning served as a partner at KPMG LLP, an international accounting firm, from July 1980 until his retirement in September 2009. Mr. Browning began his career at KPMG LLP in 1971, becoming a partner in 1980. Mr. Browning most recently served as KPMG’s Southwest Area Professional Practice Partner in Houston. Mr. Browning has also served as an SEC Reviewing Partner and as Partner in Charge of KPMG LLP’s New Orleans audit practice. Mr. Browning received a B.S. degree in Business Administration from Louisiana State University and is a Certified Public Accountant. He currently serves on the Board and Audit Committee of Texas Capital Bancshares, Inc., a publicly traded financial holding company. Mr. Browning brings a wealth of knowledge dealing with financial and accounting matters to our board as well as extensive knowledge of the role of public company boards of directors.

Charles L. Davis has served as a member of our Board of Directors since June 2005. Mr. Davis has been a partner in SMH Private Equity Group, a United States based investment firm that funds companies that apply technology solutions in the energy sector, since December 2004. Mr. Davis received a Bachelor’s degree in

Business from Washington and Lee University and is a Certified Public Accountant in the Commonwealth of Virginia. Mr. Davis brings experience in finance, accounting and investment banking to our board as well as a wealth of experience in the energy industry.

Kevin Neveu has served as a member of our Board of Directors since September 2004. Mr. Neveu has served as the Chief Executive Officer of Precision Drilling Corporation since August 2007 adding the title of President in January 2009. Prior to that, Mr. Neveu was with National Oilwell Varco, serving as President of its Rig Solutions Group from May 2002 to August 2007 and president of its Downhole Tools Business from January 1999 to May 2002. Mr. Neveu has served as a director of Precision Drilling Corporation since August 2007, as a director of Heart and Stroke Foundation of Alberta since December 2009 and was appointed a Member of the Board of Directors and a Member of the Executive Committee of the International Association of Drilling Contractors, Houston, Texas in January 2010. Mr. Neveu received a Bachelor of Science degree in Mechanical Engineering from the University of Alberta. Mr. Neveu brings a wealth of knowledge of the energy industry and international operations to our board as well as experience running a public company and being on a public company board.

Kevin J. O’Hara has served as a Director since December 2010 when we completed our IPO. Mr. O’Hara was a co-founder and Chairman of the Board of Troppus Software Corporation, an early stage software company providing technical solutions to service providers that support home technology and networks, since March 2009 until it was acquired by a major service provider in January 2011. He is Chairman of the board of Integra Telecom Inc., a facility-based communications company, and has served on its board since December 2009. Since January 2011, Mr. O’Hara has also served on the Board of Directors of Elemental Technologies, Inc. the leading provider of massively parallel video processing solutions for broadcast and on-line video customers. Prior to that, Mr. O’Hara was a co-founder of Level 3 Communications, Inc. and served as its President from July 2000 to March 2008 and as the Chief Operating Officer of Level 3 Communications, Inc. from March 1998 to March 2008. From August 1997 to July 2000, Mr. O’Hara served as Executive Vice President of Level 3 Communications, Inc. Prior to that, Mr. O’Hara served as President and Chief Executive Officer of MFS Global Network Services, Inc. from 1995 to 1997, and as Senior Vice President of MFS and President of MFS Development, Inc. from October 1992 to August 1995. From 1990 to 1992, he was a Vice President of MFS Telecom, Inc. Mr. O’Hara has a Master of Business Administration from the University of Chicago and a Bachelor of Science in Electrical Engineering from Drexel University. Mr. O’Hara brings a wealth of experience in the communications industry to our board as well as experience running a public company.

Keith Olsen has served as a Director since December 2010 when we completed our IPO. Mr. Olsen served as Chief Executive Officer, President and Director of Switch and Data Facilities Company, Inc., a provider of network-neutral data centers that house, power and interconnect the Internet, from February 2004 to May 2010, when Switch and Data Facilities Company, Inc. was acquired by Equinix, Inc. Prior to that, Mr. Olsen served as a Vice President of AT&T, where he was responsible for indirect sales and global sales channel management from May 1993 to February 2004. From 1986 to 1993, Mr. Olsen served as Vice President of Graphnet, Inc., a provider of integrated data messaging technology and services. Mr. Olsen has a Bachelor’s degree from the State University of New York, Geneseo. Mr. Olsen will bring experience in running a public company to our board as well as a wealth of experience in the communications industry.

Brent K. Whittington has served as a Director since December 2010 when we completed our IPO. Mr. Whittington has served as the Chief Operating Officer of Windstream Corporation, a publicly-traded communications company providing phone, high-speed Internet and high-definition digital TV services, since August 2009. Prior to that, Mr. Whittington served as the Executive Vice President and Chief Financial Officer of Windstream Corporation from July 2006 to August 2009. From December 2005 to July 2006, Mr. Whittington served as Executive Vice President and Chief Financial Officer of Windstream Corporation’s predecessor, Alltel Holding Corp. From 2002 to August 2005, Mr. Whittington served as Vice President of Finance and Accounting of Alltel Corporation, parent company of Alltel Holding Corp and, from August 2005 to December 2005, Mr. Whittington also served as the Senior Vice President-Operations Support of Alltel Corporation. Prior to joining Alltel, Mr. Whittington was with Arthur Andersen LLP for over eight years. Mr. Whittington has a degree in accounting from the University of Arkansas at Little Rock. Mr. Whittington

brings experience in finance and accounting to our board as well as a wealth of experience in the communications industry.

Ditlef de Vibe has not previously served on our Board.  Since 2001, Mr. De Vibe served as Chief Executive Officer of Kistefos Venture Capital, a venture capital firm that primarily invests in the IT and telecommunications industries. During that time, he also served as from 2007 to 2008 as Chief Executive Officer of Global IP Solutions (GIPS) Holdings AB, a company that was publicly traded in Norway until its sale to Google, Inc. From 1996 to 2001, he served as IBM’s Director of Network Outsourcing EMEA from 1999 to 2001, Director of Network Service Sales EMEA from 1998 to 1999, and Director of Network Outsourcing Services EMEA from 1996 to 1998. He holds a Master of Science degree from the University of Oslo. Mr. De Vibe brings a wealth of experience in IT and telecommunications along with extensive operational and commercial competencies.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.rig.net.

Composition of the Board of Directors

Our Board of Directors currently consists of eight members, seven of whom are non-employee members. Mr. Slaughter, who serves as the CEO and President, also serves as a director. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our by-laws permit our Board of Directors to establish by resolution the authorized number of directors.

With respect to the 2011 Annual Meeting, we have nine nominees and nine available board seats. A board member may be removed outside of the normal election process for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. The nine nominees receiving the most votes cast at the Annual Meeting will be elected to our Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Currently, we separate the role of Chairman and Chief Executive Officer. In addition, each of the committees of our board is presently chaired by an independent director. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day to day leadership and performance of the company, while the Chairman of the Board provides guidance to the Chief Executive Officer, approves the agenda for Board meetings, and presides over meetings of the full Board. The independent members of the Board also regularly meet in executive session without management present. The Board believes this separation is appropriate at this time because of our growth rate and new public status. However, our board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee or former employee. The board believes that it should be free to make a choice from time to time in any manner that it believes is in the best interests of our Company and our stockholders at that time. The Board actively oversees management, particularly through regular conferences between the chief executive officer and the chairman.

The Board seeks to assess major risks facing our Company and options for their mitigation in order to promote our stockholders’ and other stakeholders’ long-term interests. The Board oversees risk by actively reviewing material management decisions in this area. The Board takes a hands-on role in risk management practices in such areas as credit risk, liquidity risk, operational risk, compliance risk and risks associated with our compensation plans and arrangements by obtaining detailed reports from management, continuous dialogues with management, and providing input on material corporate decisions in these areas. The Board, primarily through the Audit Committee, also reviews financial and accounting risks through regular meetings with our outside independent accounting firm. The extent of the Board’s oversight function has the effect of solidifying the Board’s leadership structure by providing knowledge and input into material risk decisions.

Director Independence

Our Board of Directors has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Director has determined that Messrs. Matthews, Browning, Davis, Neveu, O’Hara, Olsen, Whittington and de Vibe qualify as “independent” in accordance with the published listing standards of the NASDAQ. Mr. Slaughter is not independent by virtue of his role as CEO and President of our company.

In addition, the members of the Audit Committee of our Board of Directors each qualify as “independent” under standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Mr. Browning and Mr. Whittington are independent directors who have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Browning and Mr. Whittington’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Browning or Mr. Whittington any duties, obligations or liability that are greater than are generally imposed on them as a member of the Audit Committee and Board of Directors, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Policy Governing Director Qualifications and Nominations

Our Company seeks directors who possess, at a minimum, the qualifications and skills described below as set forth in our Policy Governing Director Qualifications and Nominations. Our Company considers diversity in its nomination of directors, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using its diversity of experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills, and attributes when recommending candidates to our Board.

At a minimum, our Corporate Governance and Nominating Committee must be satisfied that each Committee-recommended nominee meets the following minimum qualifications:

•	The candidate shall exhibit high standards of integrity, commitment, and independence of thought and judgment.

•	The candidate shall be committed to representing the long-term interests of our Company’s stockholders.

•	The candidate shall have sufficient time and availability to devote to the affairs of our Company, particularly in light of the number of boards on which the nominee may serve.

•	To the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings.

•	The candidate meets any other minimum qualifications and other criteria for Board membership approved by our Board from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee shall recommend that our Board select persons for nomination to help ensure that:

•	A majority of the Board is “independent” in accordance with the standards, if any, promulgated by the SEC, or any exchange upon which securities of our Company are traded, and any governmental or regulatory body exercising authority over our Company.

•	Each of our Audit, Compensation, and Corporate Governance and Nominating Committees are comprised entirely of independent directors.

•	At least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

In addition to any other standards our Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of our Board, the Committee may consider the following factors when selecting and recommending that our Board select persons for nomination:

•	Whether the candidate has direct experience in our Company’s industry or in the markets in which our Company operates.

•	Whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

•	Whether the candidate has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•	Whether the candidate is accomplished in his or her respective field, with strong credentials and recognition.

•	Whether the candidate is well regarded in the community.

Communications to Our Board of Directors

Our Board of Directors has a process in place for communication with stockholders. Stockholders should initiate any communications with our Board in writing and send them to our Board of Directors c/o William Sutton, Vice President, General Counsel and Corporate Secretary, RigNet, Inc., 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760. All such communications will be forwarded to the appropriate directors. This centralized process will assist our Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes for a particular director or directors to receive any such communication; the stockholder must specify the name or names of any specific Board recipient or recipients in the communication. Communications to our Board of Directors must include the number of shares owned by the stockholder as well as the stockholder’s name, address, telephone number and email address, if any.

Meetings of Our Board of Directors

During 2010, our Board of Directors held 3 regular and 7 special meetings. The standing Committees of our Board of Directors held an aggregate of 8 meetings during this period. Each director attended at least 75.0% of the aggregate number of meetings of the Board and Committees on which they served. Messrs. Slaughter, Browning, O’Hara, Olsen and Whittington joined our Board in December 2010; each attended all meetings in 2010 through the date of this proxy following their election.

Committees of Our Board of Directors

Our Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. Each member of these Committees is an independent director in accordance with the NASDAQ listing standards described above and applicable SEC. Our Board of Directors has adopted a written charter for each of these Committees, which sets forth each Committee’s purposes, responsibilities and authority. These committee charters are available on our website at www.rig.net.

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities to the Company and our stockholders by overseeing the quality and integrity of our financial reporting; accounting policies and procedures; disclosure controls; compliance with legal and regulatory requirements; independent auditor qualifications, independence and performance; and the internal audit function. During 2010, the Audit Committee held 6 meetings. The Audit Committee is currently comprised of four directors: Messrs. Browning (Chairman), Matthews, Olsen and Whittington. Each member of the Audit Committee is “independent” as defined by the NASDAQ listing standards and applicable SEC rules, and is financially literate. Mr. Browning and Mr. Whittington have been designated an “audit committee financial expert”. From January 1, 2010 through December 20, 2010 our Audit Committee was comprised of Mr. Matthews and Mr. Davis, with Mr. Davis serving as Chairman. Mr. Davis resigned from the Audit Committee on December 21st in conjunction with the completion of our IPO and the addition of Messrs. Browning, Olsen and Whittington to the Audit Committee at that time.

The report of our Audit Committee appears under the heading “Report of the Audit Committee” below.

Compensation Committee

The Compensation Committee’s primary responsibilities are to: (i) review and recommend for Board approval the compensation arrangements for the CEO, (ii) review and recommend for Board approval compensation for our directors, (iii) make recommendations with respect to the non-CEO executive officers of our company, (iv) to consider, recommend, administer and implement Board approved compensation plans, policies and programs including incentive-compensation and equity-based plans, and (v) reviewing succession planning for our executive officers. The Compensation Committee also oversees the preparation of a report on executive compensation for inclusion in the annual proxy statement.

During 2010, the Compensation Committee held 2 meetings. The Compensation Committee is currently comprised of four directors: Messrs. Neveu (Chairman), Davis, Matthews and O’Hara. Each of the Compensation Committee members is “independent” as defined by the NASDAQ listing standards. All Compensation Committee members are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The report of our Compensation Committee appears under the heading “Compensation Committee Report” below.

Procedures and Processes for Determining Executive and Director Compensation — Please refer to “Compensation Discussion and Analysis, The Compensation Committee,” below for a discussion of the Compensation Committee’s procedures and processes for making compensation determinations.

Compensation Committee Interlocks and Insider Participation — No member of the Compensation Committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC other than service on our Board of Directors. None of our named executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s primary responsibilities are (i) assist our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of the stockholders to the Board of Directors, (ii) review developments in corporate governance practices and developing and recommending governance guidelines, code of conduct, and compliance mechanisms applicable to the Company, (iii) provide ongoing review of risk performance and exposure company-wide in the company risk categories including operational, technological, compliance, reputational and political (it being understood that the Audit Committee will provide ongoing review of financial risk management categories), and (iv) ensure the existence and capability of risk management systems and control including business continuity in all critical business activities and company risk categories.

The Committee will evaluate each nominee based upon a consideration of a nominee’s qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors as described in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee may rely on various sources to identify director nominees. These include input from directors, management, professional search firms and others that the Committee feels are reliable.

Stockholders may recommend director candidates for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such suggestions made by stockholders in the same manner as other candidates. Any such suggestions should be submitted to the Chairman of the Corporate Governance and Nominating Committee, c/o William Sutton, Vice President, General Counsel and Corporate Secretary, RigNet, Inc., 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being a nominee and to serving as a director if nominated and elected. Additional information may be requested from time to time by the committee from the nominee or the stockholder or group of stockholders. Stockholder nominations that seek to bypass the consideration of the Corporate Governance and Nominating Committee must follow the procedure set forth in our bylaws which is summarized below in the Section entitled “Stockholder Proposals and Nominations for the 2012 Annual Meeting of the Stockholders.”

In 2010, the Corporate Governance and Nominating Committee, which was formed in conjunction with the IPO in December 2010, held no meetings. The Corporate Governance and Nominating Committee is currently comprised of four directors: Messrs. Matthews (Chairman), Browning, Davis and Neveu. Messrs. Matthews Browning, Davis and Neveu are “independent”, as defined by the NASDAQ listing standards.

Report of the Audit Committee

The Audit Committee oversees the financial reporting process of RigNet, Inc. on behalf of its Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control.

With respect to the financial statements for the year ended December 31, 2010, the Audit Committee reviewed and discussed the financial statements of RigNet, Inc. and the quality of financial reporting with management and the independent auditor. It also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented and as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Additionally, the Audit Committee has discussed with the independent auditor their independence with respect to RigNet, Inc. The Audit Committee determined that the non-audit services provided to RigNet, Inc. by the independent auditor (discussed below under “Proposal Two: Ratification of Independent Public Accountants”) are compatible with maintaining the independence of the independent auditor.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the financial statements of RigNet, Inc. be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Submitted By:

Audit Committee

James H. Browning, Chairman
Thomas M. Matthews
Keith Olsen
Brent K. Whittington

This Report of the Audit Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

Summary of Non-Employee Director Compensation

The CEO does not receive any compensation specifically related to his service on our Board of Directors. The following summarizes the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2010.

Prior to our IPO in December 2010, all directors who were affiliated with any of our preferred stockholders did not receive any compensation. All directors were entitled to reimbursement for reasonable travel and other business expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board of Directors.

Since our IPO, our Board of Directors implemented a compensation policy applicable to all of our non-employee directors, which provides all non-employee directors the following compensation for board and committee services:

•	an annual retainer paid in cash in an amount equal to $9,000 per quarter;

•	an annual equity award of restricted stock in an amount to be approved by the Board or, at the option of our Company, an equivalent payment in cash;

•	$1,500 for each board meeting attended in person if traveling within North America and $4,500 for each meeting attended if traveling from outside North America; and

•	$1,000 for each committee meeting attended in person.

In addition, this compensation policy provides that the chairman of our Audit Committee will receive an additional annual retainer of $10,000; the chairman of the Compensation Committee will receive an additional annual retainer of $7,500; the chairman of the Corporate Governance and Nominating committee will receive an additional annual retainer of $5,000; and the non-executive chairman of the Board of Directors will receive an additional annual retainer of $50,000. For 2011, the approved equity award of restricted stock approximated $63,000.

We did not grant any options or other equity compensation to any member of our Board of Directors in 2010. The following table summarizes the cash compensation of each member of our Board of Directors in 2010:

Fees Earned or
Name	Service Period During 2010	Paid in Cash(3)

Thomas M. Matthews(1)	Entire year	$112,500
James H. Browning	December 21st to December 31st	—
Charles L. Davis	Entire year	—
Kevin Neveu(2)	Entire year	51,750
Kevin J. O’Hara	December 21st to December 31st	—
Keith Olsen	December 21st to December 31st	—
Brent K. Whittington	December 21st to December 31st	—
Omar Kulbrandstad	January 1st to December 20th	—
James Newell	January 1st to March 2nd	—
Dirk McDermott	March 2nd to December 20th	—
Ørjan Svanevik	January 1st to December 20th	—

(1)	Mr. Matthews received an annual retainer of $55,000, board fees of $45,000 and committee meeting fees of $12,500 for in-person attendance at board and compensation committee meetings.

(2)	Mr. Neveu received an annual retainer of $33,250 and committee meeting fees of $18,500 for in-person and telephone attendance at board and compensation committee meetings.

(3)	The Company does not provide a pension plan for non-employee directors. None of the directors received preferential, above-market earnings or deferred compensation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the following topics:

•	the role of our Compensation Committee in establishing executive compensation;
•	our process for setting executive compensation;
•	our compensation philosophy and policies regarding executive compensation; and
•	our compensation decisions for fiscal year 2010 with respect to our named executive officers.

This section of the proxy also describes the compensation paid to the following named executive officers.

Name	Age	Position with Our Company

Mark Slaughter	52	Chief Executive Officer and President
Martin Jimmerson	47	Chief Financial Officer
Lars Eliassen	38	Vice President & General Manager, Europe Middle East Africa
William Sutton	56	Vice President, General Counsel & Corporate Secretary
Hector Maytorena	50	Vice President & General Manager, Americas

Mark Slaughter has served as our Chief Executive Officer and President since August 2007. See his biographical summary as presented earlier in this proxy statement.

Martin Jimmerson has served as our Chief Financial Officer since November 2006. Prior to that, Mr. Jimmerson served as Chief Financial Officer for River Oaks Imaging & Diagnostic, LP from November 2002 to December 2005. Mr. Jimmerson received a B.A. degree in accounting from Baylor University.

Lars Eliassen has been with us and our predecessor since May 2003 serving as our Vice President & General Manager, Europe Middle East Africa since November 2007, Vice President — Global Sales from March 2007 to November 2007, Vice President — Americas from March 2005 to March 2007, and as Vice President — Global Operations from May 2003 to March 2005. Mr. Eliassen has completed an executive education course in Emerging Growth Companies at Stanford University’s Graduate School of Business. He received a B.S. degree in Electrical Engineering from Rice University.

William Sutton has served as our Vice President, General Counsel and Corporate Secretary since May 2009. Prior to that, Mr. Sutton served as our Vice President and General Counsel from March 2008 through May 2009. Mr. Sutton served as Chairman for Sweeten & Sutton Brokerage, Inc. from March 2007 to February 2008 and President and Chief Executive Officer for Abbey SA, LP from April 2004 to October 2006. Mr. Sutton received a Bachelor of Business Administration degree from the University of Texas at Austin and a Juris Doctorate from the University of Houston.

Hector Maytorena has been with us since November 2007 serving as our Vice President & General Manager, Americas since November 2009 and as Vice President, Global Sales & Marketing from November 2007 to October 2009. Prior to joining RigNet, he served as General Manager of Southeast Texas for United Technologies’ UTC Fire & Security (operating under the Chubb Security and Redhawk brands) from November 2006 to November 2007. Prior to that role, he was Director of Sales at Chubb Security USA from

August 2005 to November 2006. Prior to UTC, Mr. Maytorena served in various leadership roles at Stratos Global Corporation’s Broadband Division with his last assignment as Director of Global Sales and Marketing from November 2002 to August 2005. Mr. Maytorena is a graduate of United Technologies’ Emerging Leaders Program at the University of Virginia’s Darden Graduate School of Business.

The compensation programs described, however, apply more broadly to other officers and management personnel at the Company, with appropriate changes to reflect different levels and types of responsibility. The Company believes this approach helps to align RigNet employees into a unified team committed to the Company’s corporate objectives.

The Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee” or “Committee”) assists the Board in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the Committee are to:

•	develop RigNet’s compensation strategy and objectives;

•	review and oversee the incentive compensation and equity plans;

•	review performance goals, objectives and policies relevant to executive and board compensation;

•	evaluate executive and board performance in light of those goals to determine compensation levels;

•	set compensation levels and review awards under incentive compensation plans that are consistent with our compensation philosophy and the performance of our Company, its senior management, employees and the board;

•	review and approve disclosures relating to compensation; and

•	oversees and directs succession planning for the CEO and our named executive officers.

The Board approves all compensation plans and compensation arrangements for our named executive officers.

The Compensation Setting Process

Our Compensation Committee holds regularly scheduled meetings which coincide with our Board meetings. It also holds additional meetings as required to carry out its duties. The Committee Chairman works with our management to establish each meeting agenda.

At its meetings, the Committee:

•	reviews and updates the Company’s compensation strategy and objectives;

•	considers and reviews changes in compensation elements for the upcoming year;

•	reviews actual results compared to the pre-established performance metrics for the current year to determine annual cash incentive awards for our named executive officers and total awards authorized;

•	reviews equity awards, either in the form of restricted stock grants or stock option awards or both;

•	reviews our performance metrics under our variable compensation plans for the upcoming year;

•	evaluates the compensation paid to our independent directors and, makes recommendations for adjustments to the Board; and

•	reviews performance of the CEO.

Role of Compensation Consultant

The Committee’s Charter grants the Committee the sole and direct authority to retain and terminate compensation advisors and to approve their fees. All such advisors report directly to the Compensation

Committee and all assignments are directed by the Committee Chairman. The Committee has engaged Cogent Compensation Partners (“Cogent”) as the Committee’s independent compensation consultant to assist the Committee in assessing and determining competitive compensation packages for our named executive officers for 2011.

In this capacity, Cogent has, from time to time at the Committee’s request and under the direction of the Committee Chairman, assembled information regarding:

•	compensation trends in the telecommunication and oil and gas industries; and

•	relative compensation for similarly-situated executive officers of companies within these groups as well as of other companies with revenues, transactions or growth trends comparable to our company.

While the Committee relies on data provided by Cogent to assess the reasonableness of our named executive officers’ total compensation, it also considers a number of other factors including:

•	historical compensation levels;
•	specific role the executive plays within our company;
•	performance of the executive; and
•	relative compensation levels among our named executive officers.

In 2011, we established our compensation peer group as the following seventeen companies: Bronco Drilling Company Inc., Dawson Geophysical Company, OYO Geospace Corporation, TGC Industries Inc., Union Drilling, Inc, 8X8 Inc, Anaren Inc., Bigband Networks Inc., Cbeyond Inc., Cogent Communications Group, Communication Systems Inc., Digi International Inc., FiberTower Corp., in Contact Inc, Kvh Industries Inc., Meru Networks Inc. and Shoretel Inc. We selected these companies because they were public companies of similar size and headcount serving the geographies and customer bases in which we operate and compete for senior management personnel. For 2010, Cogent provided a compensation study to gain input on compensation levels and average market increases in the various geographies in which we operate and compete for executives that was based on two general industry published surveys rather than an identifiable peer group. See “Determining the Amount of Each Element of Compensation — Base Compensation” below.

Role of Chief Executive Officer in Executive Compensation Decisions

Our Compensation Committee generally seeks input from the CEO, when discussing the performance of and compensation levels for our named executive officers other than himself. Mr. Slaughter provides information relating to each named executive officer’s performance to support the Compensation Committee’s decision-making on executive compensation.

Our Executive Compensation Program

Compensation Objectives and Philosophy

Our executive compensation program is designed to encourage our executives to focus on building stockholder value, maximizing growth consistent with our strategic plan and deliver financial results. Our executive compensation program is intended to align the interests of our named executive officers with those of our stockholders by motivating our named executive officers to achieve strong financial and operating results, which we believe closely correlate to long-term stockholder value. This alignment of interests is primarily reflected through our named executive officers’ participation in variable and equity-based compensation.

Our Compensation Committee reviews our executives’ total compensation elements on an annual basis taking into consideration any changes in position or responsibilities. In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year. Beginning with the compensation packages for 2011 in addition to changes in position or responsibilities, the Committee primarily considered:

•	peer data provided by our outside consultants; and

•	internal review of the executive’s compensation, both individually and relative to other executive officers.

Compensation Strategy

Executive base salaries are expected over the long-term to be between the 25th percentile and the median for our peer group, adjusted for each individual’s education, experience, performance and potential. In addition, our executives can earn variable compensation in support of our pay-for performance philosophy. Through equity compensation, our executives have a significant portion of compensation “at risk” and accordingly have a potential for earning between the median and 75th percentile of our peer group. “At risk” means executives will not realize value unless they meet performance goals, the majority of which are tied to Company financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation.

Our compensation program provides for the following elements:

•	base salaries — designed to allow us to attract and retain qualified candidates in a highly competitive market;

•	variable compensation — provides additional cash compensation or bonus designed to support our pay-for-performance philosophy based on the achievement of annual financial and personal goals;

•	equity-based compensation — intended to reward executives for equity valued growth to align executive interests with our stockholders’ interests to grow long-term value and incentivize retention;

•	expatriate compensation — may include tax equalization, cost of living allowances, travel, additional paid time off and increased subsidy of benefits for qualified executives who relocate internationally; and

•	benefits package — available to all of our employees, including our executives in the respective region.

As we transition to being a public company beginning with our Compensation Committee’s review of compensation for 2011, over the long-term, the Committee is targeting total direct compensation (including base salary and variable cash compensation) for all named executive officers at approximately the median of compensation paid to similarly situated executives of the companies comprising our 2011 compensation peer group. As more fully described below under “Determining the Amount of Each Element of Compensation — Base Compensation”, the Committee set compensation for the CEO for 2011 at the 25th percentile within the median range to compensate for the transition of responsibilities and risk for public companies adjusted for the overall experience of the CEO for serving in this capacity. The Committee again is seeking over the long-term to place more compensation “at risk” by setting 1) base salaries and management incentive targets at or near the median and 2) awards under our 2010 Omnibus Plan between the median and 75th percentile of our peer group.

Risk Assessment of Compensation Programs

We review our compensation programs company-wide to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business. We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not incent them to do so in a way that poses unnecessary or excessive material risk to us. For example, our Management Incentive Program (“MIP”) and our equity-based compensation, which are our two primary performance-based compensation programs, balance each other by providing compensation that rewards short-term and long-term performance. The MIP balances risk by considering a mix of performance goals, capping the maximum payout a participant can receive and allowing the Compensation Committee to determine the final amounts of all bonuses, and the equity-based awards have four year vesting schedules to encourage long-term growth and provide retentive value. In addition, we have various policies, such as our clawback policy and anti-hedging policy that are designed to discourage undue risk-taking or manipulation of results. In addition, the MIP portion of the executives’ compensation is not so large as to encourage undue risk-taking or manipulation of results at the risk of the long-term health of our Company. These conclusions have been vetted with the Compensation Committee.

Elements of Our Executive Compensation Program

Base Salary

Our Compensation Committee reviews our executives’ base salaries on an annual basis taking into consideration any changes in position or responsibilities. We utilize base salary as the primary means of compensating for performing the essential elements of an executive’s job. We believe our base salaries are set at levels that allow us to attract and retain executive in competitive markets.

Variable Compensation

Our executives are eligible for variable compensation in the form of an annual cash bonus through our MIP. The MIP is intended to incentivize our executives to meet our corporate objectives and compensate them for achieving these objectives. In addition, our variable pay compensation is intended to reward and incentivize our executives for their personal performance relative to individual objectives. No bonus will be paid if the Company does not achieve at least 80.0% of the annual Adjusted EBITDA target, which we define as earnings before interest, taxes, depreciation and amortization as adjusted to exclude amounts for the impairment of goodwill, gain (loss) on retirement of property and equipment, changes in the fair value of derivatives, stock-based compensation expense and initial public offering costs. During 2010 and 2009, once the bonus was determined, the CEO, for other than himself, had discretion to increase or decrease the bonus by up to 25.0% based upon the achievement of personal objectives and the CEO’s judgment of the executive’s relative contribution to results, subject to board approval. For the CEO’s bonus opportunity during 2010 and 2009, the board had discretion to increase or decrease the bonus by as much as 25.0%. Individual payouts under the MIP cannot exceed 2.5 times target payout. Further, total variable compensation payouts for all employees as a group are limited to 5.0% for 2010 and 5.5% for 2011 of Adjusted EBITDA for management and employee incentives, other than sales commissions.

For 2011, consistent with 2010 and 2009, variable compensation will be based on the following performance metrics:

•	Management EBITDA (a non-U.S. GAAP measure) which is our Adjusted EBITDA further adjusted based on budgeted exchange rates, post acquisition re-organization costs and any other centrally agreed-upon exceptional items.

•	Revenue, which we define as gross revenue less credits and uncollectible billings as reported in accordance with U.S. GAAP.

•	DSO, or Days Sales Outstanding, which we define as the average of each end-of-quarter accounts receivable balance less reserve for doubtful accounts divided by four, then divided by quarterly revenue multiplied by 365 days.

Since our financial targets are stretch targets, we believe in paying smaller bonuses if we reach at least 80.0% of our target and larger bonuses if we exceed the target level and rewarding performance above the target levels, up to a maximum individual amount, but unlimited as to any single metric. The following multiplier table will be used to determine each executive’s bonus formula if we achieve the threshold consolidated Adjusted EBITDA and achieve between 80.0% and 140.0% for each financial metric:

	Target Multiplier
	Management
	EBITDA	Revenue	DSO

Target Bonus Weighting	65.0%	20.0%	15.0%

Percentage of Plan:
140%	2.000	1.400	1.400
120	1.500	1.200	1.200
110	1.250	1.100	1.100
105	1.125	1.050	1.050
100	1.000	1.000	1.000
95	0.875	0.950	0.950
90	0.750	0.900	0.900
80	0.500	0.800	0.800
Less than 80	—	—	—

See the table on page 23 of this proxy statement for the application of this matrix for 2010. If the results are between two levels the multiplier will be interpolated on a straight-line basis between those levels.

For our executives, variable compensation is based on the achievement of financial targets and further adjusted based on the personal performance. In 2011, adjustments will be based on the achievement of personal objectives for each individual.

Equity-Based Compensation

Equity-based compensation is intended to enhance our ability to retain executive talent over a longer period of time, reward long-term efforts that enhance future value of the Company, and provide executives with a form of reward that aligns their interests with those of our stockholders. Our executives may receive equity-based awards annually as the Compensation Committee determines consistent with the objectives described above.

Our compensation committee does not apply a rigid formula in allocating options to executives as a group or to any particular executive. Instead in making awards, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, personal performance, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year.

In connection with our IPO, we adopted the 2010 Omnibus Incentive Plan which permits the award of (i) incentive or non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance stock, (vi) performance units, (vii) director awards (viii) annual cash incentive awards, (ix) cash-based awards, (x) substitution awards or (xi) other stock-based awards, as approved by the Board of Directors or its designated committee. Generally awards will vest over four years, with 25.0% of the shares vesting on each of the first, second, third and fourth year anniversary of the grant date assuming continued employment, and expire on the tenth anniversary date of the applicable award agreement, unless terminated earlier. No further awards can be made under our prior equity incentive plans.

Expatriate Compensation

When the Company requires an executive to relocate internationally for more than a short-term period of time, the Committee may recommend for Board approval certain cost of living, travel, tax equalization, and other benefits to compensation for increased basic living costs and incentivize long-term retention of the executive.

Nondiscriminatory Health and Welfare Benefits

Our benefits, such as our basic health benefits, short-term and long-term disability, life insurance, and accidental death and dismemberment insurance are intended to provide a stable array of support to executives and their families throughout various stages of their careers, and these core benefits are provided to all employees based on the regional programs regardless of their individual performance levels. All U.S. employees have the option to participate in the 401(k) plan, which allows participants to defer up to 100.0% of their annual compensation, subject to the cap set by the Internal Revenue Code. Employee elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) plan.

Perquisites

We believe in a simple, straight-forward compensation program and as such, named executive officers are not provided unique perquisites or other personal benefits, other than those discussed above under expatriate compensation. Consistent with the Committee’s strategy, no perquisites or other personal benefits have or are expected to exceed $10,000 annually for any of our named executive officers.

Tax and Accounting Implications

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Deductibility of Compensation and Tax Obligations

Our Compensation Committee does not have any particular policies concerning the payment of tax obligations on behalf of our employees. We are required by law to withhold a portion of every compensation payment we make to our employees. In the case of noncash compensation, that means either (i) we withhold a portion of the noncash compensation payment and pay cash to the appropriate tax authorities or (ii) the employees make a direct cash payment to us in lieu of our withholding a portion of the noncash compensation. All payments to or on behalf of our employees, including tax payments, are considered compensation and are evaluated by our Compensation Committee as part of our overall compensation packages.

As part of its role, the Committee reviews and considers the deductibility of executive compensation. Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to the CEO and each of our next three most highly compensated named executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance- based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Accounting for Stock-Based Compensation

We account for stock-based payments for all awards under our 2010 Omnibus, 2006 Long-Term Incentive and the 2001 Performance Stock Option Plans in accordance with the requirements of ASC Topic 718,

subtopic 10, section 10, Stock Compensation. The Committee reviews stock compensation grant date value in connection with granting equity awards.

Clawback Policy

In accordance with the requirements of the Dodd-Frank Act, we have inserted into our 2011 MIP a provision that provides that in the event we are required to restate our publicly filed financial statements for any reason, the Compensation Committee will review all incentive-based compensation awarded to any executive that was based on the restated financial statements and may require that the executive return such compensation to the extent it would have been less based on the restated financial statements. We continue to monitor the rule-making actions of the SEC and NASDAQ with respect to the development, implementation, and disclosure of claw-back procedures/policies. We intend to revise our claw-back provisions/policies in the future as required by applicable law.

Policy Against Hedging

We prohibit our executive officers and directors from engaging in short-term or speculative transactions involving company securities, including activities involving short selling our securities, hedging their ownership in our securities by the purchase or sale of options of any kind, whether puts, calls or other derivative securities, or purchasing of company securities in the open market on margin.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the years ended December 31, 2010 and 2009.

					Non-Equity
				Option	Incentive Plan	All Other
			Bonus	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary	(1)	(2)	(3)	(4)	Total

Mark Slaughter	2010	$281,400	$93,104	$58,650	$187,939	$—	$621,093
Chief Executive Officer and President	2009	262,784	9,198	161,700	91,974	—	525,656
Martin Jimmerson	2010	234,300	68,582	48,875	104,322	—	456,079
Chief Financial Officer	2009	218,784	5,360	103,950	53,602	—	381,696
Lars Eliassen	2010	200,000	4,032	24,438	53,274	390,650	672,394
Vice President and General Manager, Europe Middle East Africa	2009	170,000	2,295	12,125	45,900	367,941	598,261
William Sutton	2010	210,000	39,993	24,438	56,101	—	330,532
Vice President, General Counsel and Corporate Secretary	2009	172,784	3,024	12,125	30,237	—	218,170
Hector Maytorena	2010	175,000	3,235	24,438	42,738	—	245,411
Vice President and General Manager, Americas	2009	150,000	(1,312)	12,125	26,250	—	187,063

(1)	Bonuses in 2010 represent both discretionary adjustments to MIP cash bonuses based on individual performance and cash IPO success bonuses to reward those who were most directly associated with preparing our Company for its IPO. Additional cash IPO bonuses have been awarded, subject to continued service through December 20, 2011, for Messrs. Slaughter, Jimmerson and Sutton for $50,000, $50,000 and $30,000, respectively. Bonuses in 2009 represent discretionary increases (decreases) to the MIP cash bonuses based on individual performance.

(2)	Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 12, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Non-equity incentive plan compensation reflects the Board approved cash bonuses as reviewed by the Compensation Committee based on the achievement of performance metrics under our MIP program for the year. These bonuses are not actually paid until the following March.

(4)	No pension or deferred compensation plans are provided for our named executive officers. We generally do not provide perquisites and other personal benefits exceeding a value of $10,000 to our named executive officers, except for Eliassen. Mr. Eliassen receives expatriate compensation including tax equalization, cost of living allowance, and travel allowance. The following summarizes his additional compensation for 2010 and 2009:

		Tax	Cost of
		Equalization	Living	Travel
	Year	Payments	Allowance	Allowance	Total

Lars Eliassen	2010	$263,450	$120,000	$7,200	$390,650
	2009	251,873	116,068	—	367,941

Employment Agreements

Mr. Slaughter

We entered into an employment agreement with Mark Slaughter, the CEO, effective on August 15, 2007. Through a subsequent amendment, we agreed to employ Mr. Slaughter as the CEO and President through November 15, 2011 and will automatically extend the term of his employment for successive one year periods unless either we or Mr. Slaughter give notice of non-renewal at least 90 days before the end of any term.

Mr. Slaughter’s initial annual base salary was set at $225,000, subject to increase from time to time. Mr. Slaughter is entitled to an annual target bonus of at least 50.0% of his annual base salary subject to the terms of our annual bonus plan and payable within four months following the end of the fiscal year to which the bonus relates. In 2010, Mr. Slaughter’s target bonus opportunity was increased to 75.0% of his base salary.

If we terminate Mr. Slaughter’s employment without “cause” or Mr. Slaughter terminates his employment with us for “good reason”, he is entitled to (i) a lump sum cash severance in an amount equal to the sum of his then annual base salary and target bonus for the bonus period in which the termination occurs; (ii) COBRA premiums for up to 18 months or a cash payment in the amount of such premiums plus a tax gross up on any tax he would pay on such amounts under Section 409A of the Internal Revenue Code, or an insured product that does not subject Mr. Slaughter to the Section 409A tax; (iii) all earned but unpaid base salary, accrued but unused vacation and unreimbursed business expenses; and (iv) outplacement services of up to $20,000.

If Mr. Slaughter’s employment with us is terminated for any reason other than “cause”, any unvested options granted to Mr. Slaughter prior to his termination will become fully vested and exercisable, except any equity awards, including options, issued to Mr. Slaughter by us under a long-term incentive plan after our stock is listed on a public stock exchange or securities market, which awards will vest and continue in accordance with the terms of any such plan. All vested options will be exercisable for the remainder of the original option terms, subject to the same exception noted in the prior sentence.

Upon a “change of control” as defined in Section 409A of the Internal Revenue Code, all equity awards granted to Mr. Slaughter shall vest and continue to be exercisable pursuant to their respective terms. Mr. Slaughter may also require us to repurchase our warrants that he owns for their net fair market value.

If any payment to Mr. Slaughter would be subject to excise taxes imposed by Section 4999 or Section 409A of the Internal Revenue Code, we must pay Mr. Slaughter a gross-up payment in an amount such that after the payment by Mr. Slaughter of all taxes he retains an amount of the gross-up payment equal to the initial excise taxes.

If we terminate Mr. Slaughter’s employment without “cause” or if he terminates his employment for other than “good reason”, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Under the agreement, “cause” is defined as any of the following: (i) executive’s conviction of a felony or a misdemeanor involving moral turpitude, or (ii) if three-fourths of our entire Board approves executive’s termination based upon (a) executive’s intentional or continued failure to perform his or her duties other than by reason of an illness or a disability, (b) executive’s intentional engagement in conduct that is materially injurious to us monetarily or otherwise, or (c) executive’s gross negligence in the performance of his or her duties. The agreement defines “good reason” as any of the following: (i) an adverse change in the executive’s position, authority, duties or responsibilities, including job title, (ii) an adverse change in the executive’s base salary or the taking of any action by us that would diminish, other than in a de minimis amount, the aggregate incentive compensation awards or opportunities of the executive or the level of the executive’s participation relative to other participants, (iii) the relocation of our principal executive offices more than 25 miles from where such offices are located on the effective date of the agreement or the executive being based at any office other than our principal executive offices, except for travel reasonably required in the performance of the executive’s duties and reasonably consistent with the executive’s travel prior to the effective date of the agreement, or (iv) a breach of the employment agreement by us, which remains uncured for 10 days following the executive’s written notice to us of such breach.

Mr. Jimmerson

We also agreed to a similar agreement with Mr. Jimmerson on August 15, 2007. In that agreement, we agree to employ Mr. Jimmerson as our Chief Financial Officer. That agreement has all of the same terms as Mr. Slaughter’s agreement, including subsequent amendments as to term, except Mr. Jimmerson’s initial annual base salary was set at $180,000, subject to increase from time to time, and his annual target bonus potential was 35.0% of his base salary. In 2010, Mr. Jimmerson’s annual target bonus opportunity was increased to 50.0% of his base salary.

Mr. Eliassen

Our subsidiary, RigNet AS, is a party to an employment agreement with Mr. Eliassen effective as of June 1, 2010. Our subsidiary agreed to employ Mr. Eliassen as Vice President & General Manager, Europe Middle East Africa. Through a subsequent amendment, we agreed to employ Mr. Eliassen through November 15, 2011, and will automatically extend the term of his employment for successive one year periods unless either we or Mr. Eliassen give notice of non-renewal at least 90 days before the end of any term. Our subsidiary agreed to pay Mr. Eliassen a monthly base salary of $16,667, plus net adjustments of $3,333 per month and an annual target bonus potential of 30.0% of his base salary. Our subsidiary also agreed to provide Mr. Eliassen with housing, a tax equalization benefit equal to the taxes he would have paid in the United States, closing costs on a United States home sale, standard house appliances, repatriation back to the United States if his employment is involuntarily terminated, use of a company car, two trips back to the United States each year, and tax allowance for taxes incurred on these benefits.

Mr. Eliassen agreed not to compete with our subsidiary in any geographical area in which our subsidiary does or plans to provide services on the date of termination for a period of 12 months after the date of termination. Mr. Eliassen also will not hire or induce any employees of our subsidiary to cease their employment with our subsidiary during the same 12 month period. The payments due to Mr. Eliassen upon termination of his employment with us under various conditions and the treatment of the shares of stock that he owns in us (including any options for such shares that he may hold) are the same as those stated above in the discussion of Mr. Slaughter’s agreement, except that the lump sum cash severance amount may vary, as it will be negotiated in good faith at the time of termination.

Mr. Sutton

We also agreed to a similar agreement with Mr. Sutton on May 18, 2010. In that agreement, we agree to employ Mr. Sutton as our Vice President, General Counsel and Corporate Secretary. That agreement has all of the same terms as Mr. Slaughter’s agreement, including a subsequent amendment as to term, except Mr. Sutton’s initial annual base salary was set at $172,784, his annual target bonus potential was 30.0% of his base salary and he is not entitled to a gross-up for excise taxes imposed by Section 4999 of the Internal Revenue Code as discussed above.

Mr. Maytorena

We entered into an employment agreement effective as of May 18, 2010 with Mr. Maytorena, our Vice President and General Manager, Americas. That agreement has all of the same terms as Mr. Slaughter’s agreement, including a subsequent amendment as to term, except Mr. Maytorena initial annual base salary was set at $150,000, his annual target bonus potential was 30.0% of his base salary, and he is not entitled to a gross-up for excise taxes imposed by Section 4999 of the Internal Revenue Code as discussed above.

Determining the Amount of Each Element of Compensation

The amount of each element of our compensation program is determined by our compensation committee on an annual basis taking into consideration the results of our operations, long and short-term goals, individual goals, and the competitive market for our executives and the experience of our compensation committee members with similar companies and general economic factors.

Base Compensation

In 2010, compensation levels were adjusted based on individual merit, third-party data and cost of living factors considering each individual’s respective level of responsibility within a private company. Our Compensation Committee used data from a purchased a third party compensation report from Cogent as one of the factors that they considered in setting compensation in 2010, but the Committee did not give the study much weight because much of the data was based on compensation of public company executives and the Committee did not attempt to benchmark the compensation of our executives to any particular percentile of the range of compensation in that study. That study did not contain objectively verifiable comparisons for Mr. Eliassen and Mr. Maytorena or an identifiable peer group and was of limited value, since it included public company data and we were still a private company. The Compensation Committee instead relied on an internal review of the executive’s compensation, changes in responsibilities and the Compensation Committee’s experience with other similar companies.

For 2010, the Compensation Committee recommended and the Board of Directors approved an aggregate pool for compensation adjustments expressed as a percentage of eligible compensation for all employees. This was equal to 5.0% of eligible compensation of all employees (3.1% for merit increases, 0.9% for market adjustments, and 1.0% for special retention and completion). For our named executive officers, the Compensation Committee considered performance, career potential, need for retention, tenure and skills for the position and overall responsibilities as well as relative compensation based on the 2010 Cogent compensation study subject to the overall funding pools described above. Compensation increases were approved to recognize our executives’ individual performance such that Mr. Slaughter and Mr. Jimmerson each received 7.1% increases. Mr. Sutton’s base compensation was increased 21.5%, based on a recommendation of the CEO, to recognize his performance, level of responsibility and importance to the Company. Mr. Eliassen’s base salary level was increased 17.6% commensurate with his responsibility of managing operations of a large geographic region in our Company and in recognition for his length of service with the Company and the importance of his position. Mr. Maytorena’s base salary was increased 16.7% to a level commensurate with his responsibility of operating another large geographic region for our company and in recognition and increased responsibility in his position.

In 2009, due to the harsh economic conditions, we did not provide increases in base salaries to our named executive officers unless they received a promotion or assumed additional duties. Mr. Eliassen received an increase as a result of adding the operations of the Middle East to his duties effective May 2009. Mr. Maytorena received an increase as a result of his promotion and assuming increased operational responsibilities in October 2009. Our other named executive officers received no increases.

Changes in base compensation in 2010 are summarized in the following table:

			Dollar	Percentage
	Base Salary		Increase	Increase
Name	2010	2009	2010	2010

Mark Slaughter	$281,400	$262,784	$18,616	7.1%
Martin Jimmerson	234,300	218,784	15,516	7.1%
Lars Eliassen	200,000	170,000	30,000	17.6%
William Sutton	210,000	172,784	37,216	21.5%
Hector Maytorena	175,000	150,000	25,000	16.7%

In 2011, we have established a peer group and are transitioning to a market-based pay philosophy across base pay, variable compensation and long-term equity awards. On March 21, 2011, our Compensation Committee evaluated data from our peer group and recommended base compensation levels and variable compensation targets, which were approved by the Board for our named executive officers. Mr. Slaughter’s base compensation was increased 17.3% to the 25th percentile based on peer group data and his targeted MIP bonus level was increased to 100.0%, the midpoint of the range of our peer group annual incentive target percentages, to recognize his increased responsibilities in running a public company and incentivize continued achievement of goals. Mr. Jimmerson’s base compensation was increased 6.7%, which represents the 36th percentile compared to our peer group data and his targeted MIP bonus was increased to 60.0%, the midpoint of the range of our peer group annual incentive target percentages, to recognize his increased responsibilities in managing the finances and achieving financial reporting compliance for a public company and in recognition of his past experience and performance in serving as a chief financial officer. Mr. Eliassen’s base compensation was increased 2.8% to the 25th percentile based on peer group data and his targeted MIP bonus level was increased to 50.0%, representing 95.0% of midpoint of the range of our peer group annual incentive target percentages, to recognize his importance and experience in running the operations of a large geographic region within the company and incentivize continued achievement of both financial and individual goals. Mr. Sutton’s base compensation was increased 11.9% to the 39th percentile based on peer group data and his targeted MIP bonus level was increased to 60.0%, the average of the midpoint of the range and average percentage of our peer group’s annual incentive target percentages, to recognize his increased responsibilities in compliance and risk management, increased workload and past experience performing these duties in a public company, as well as to incentivize continued achievement of goals. Mr. Maytorena’s base compensation was increased 2.7% to the 24th percentile based on peer group data and his targeted MIP bonus level was increased to 50.0%, representing 95.0% of the midpoint of the range of our peer group annual incentive target percentages, to recognize his importance and experience in running the operations of a large geographic region within the company and incentivize continued achievement of both financial and individual goals.

			Dollar	Percentage	2011
	Base Salary		Increase	Increase	Target MIP
Name	2011	2010	2011	2011	Bonus Level

Mark Slaughter	$330,000	$281,400	$48,600	17.3%	100.0%
Martin Jimmerson	250,000	234,300	15,700	6.7%	60.0%
Lars Eliassen	205,580	200,000	5,580	2.8%	50.0%
William Sutton	235,000	210,000	25,000	11.9%	60.0%
Hector Maytorena	179,725	175,000	4,725	2.7%	50.0%

Variable Compensation

The Compensation Committee considers variable cash compensation targets and performance for our executives annually with distributions typically made during the first calendar quarter of the next year after determination of whether goals have been achieved. The Compensation Committee may adjust an executive officer’s variable cash compensation up to 25.0% based on the individual’s performance and contribution to Company results. However, individual payouts under the MIP cannot exceed 2.5 times target payout and total variable compensation payouts for all employees as a group are limited to 5.0% for 2010 and 5.5% for 2011 of Adjusted EBITDA for management and employee incentives, other than sales commissions.

The following summarizes the financial targets and achievement of those targets for 2010:

			Percentage	Resulting
Name	Plan	Actual	of Plan	Multiplier
	(In millions	(In millions
	except DSO)	except DSO)

Consolidated Management EBITDA	$32.0	$29.8	93.2%	82.9%
Consolidated Revenue	$92.6	$93.3	100.8%	100.8%
Consolidated DSO	60.0	60.0	100.0%	100.0%
Mr. Eliassen’s Management EBITDA	$23.2	$23.7	102.0%	105.0%
Mr. Eliassen’s Revenue	$47.9	$49.0	102.2%	102.2%
Mr. Eliassen’s DSO	60.0	77.2	77.7%	0.0%
Mr. Maytorena’s Management EBITDA	$12.1	$10.7	88.0%	70.0%
Mr. Maytorena’s Revenue	$30.0	$30.1	100.3%	100.3%
Mr. Maytorena’s DSO	60.0	71.7	83.7%	83.7%

The percentage of plan was compared to the table described above in “Elements of our Executive Compensation Program — Variable Compensation” to obtain the target multiplier. The 2010 bonus formula multiplied each executive officer’s potential target bonus as a percentage of their base salary multiplied by the sum of (i) 65.0% of the consolidated Management EBITDA multiplier, plus (ii) 20.0% of the consolidated revenue multiplier and (iii) 15.0% of the consolidated DSO multiplier; provided, however, that for Mr. Eliassen and Mr. Maytorena, the Management EBITDA, Revenue and DSO multipliers were based 70.0% upon their respective operational areas and 30.0% of the consolidated multipliers. The results of which are reported as “non-equity incentive plan compensation” for 2010 in the 2010 Summary Compensation Table. During 2010, the resulting bonuses were adjusted, on a discretionary basis to reflect each individual’s performance during the year, resulting in the following adjustments:

		Target MIP	Target	Computed	Discretionary
Name	Base Salary	Bonus Level	100% Payout	MIP Amount	Adjustment	Total

Mark Slaughter	$281,400	75.0%	$211,050	$187,939	$43,104	$231,043
Martin Jimmerson	234,300	50.0%	117,150	104,322	18,582	122,904
Lars Eliassen	200,000	30.0%	60,000	53,274	4,032	57,306
William Sutton	210,000	30.0%	63,000	56,101	9,993	66,094
Hector Maytorena	175,000	30.0%	52,500	42,738	3,235	45,973

For 2010, discretionary adjustments were made in recognition of executive team and individual performance related to the achievement of financial goals, the success of the IPO, expansion of operations in Brazil, realization of stockholder return, and increased workloads during a time of market and industry uncertainty related to drilling operations in the Gulf of Mexico. In addition to the 2.45% incremental incentive payout pool established for all employees, the Board approved discretionary adjustments for the named executive officers as follows. Mr. Slaughter received a 2010 discretionary increase of 20.0% over his formulaic payout and company-wide pool adjustment based upon his leadership resulting in the achievement of financial goals, success of the IPO, expansion of operations in Brazil and realization of stockholder return. Mr. Jimmerson received a 2010 discretionary increase of 15% over his formulaic payout and the company-wide pool adjustment based upon his continued strong fiscal management in achieving financial goals, success of the IPO, increased workload, and realization of stockholder return as well as his progress in establishing improvements in our internal controls and remediating our material weakness. Mr. Eliassen received a discretionary increase of 5% over his formulaic payout and the company-wide pool adjustment based upon his strong stewardship over the Europe, Middle East and Africa regions during a time of market and industry uncertainty and his role in achieving financial goals and providing stockholder return. Mr. Sutton received a discretionary increase of 15% over his formulaic payout and the company-wide pool adjustment based upon his strong contributions in continuous improvement related to establishing compliance oversight, improving our contracting process, and helping us prepare for a public listing from a legal perspective. Mr. Maytorena received a discretionary increase of 5% under his formulaic payout and the company-wide pool adjustment for his increased workload related to the expansion of operations in Brazil and delivery of results during a time of market and industry uncertainty related to drilling operations in the Gulf of Mexico.

In addition, IPO success bonuses were awarded to Messrs. Slaughter, Jimmerson and Sutton to reward those who were most directly associated with preparing our Company for its IPO of $100,000, $100,000 and $60,000, respectively. One half of the awarded amount was paid in cash in December 2010 upon completion of the IPO and one half will be paid in cash subject to continued service through December 20, 2011.

Equity-Based Awards

Our Compensation Committee typically makes annual grants of equity awards to our employees in connection with its annual review of our employees’ compensation and then throughout the year our Compensation Committee evaluates grants for new hires, promotions or other changes that may warrant additional grants. We do not have any program, plan or practice to time option grants in coordination with the release of material non-public information. Prior to completion of our IPO, our Compensation Committee determined the exercise price of options based on valuations determined by the board of directors. As a publicly traded company, our Compensation Committee will utilize the trading price of our common stock on the date of grant as the exercise price of option grants.

Grants were made on January 1, 2010 as part of our normal annual review of equity awards and annual compensation to incentivize our executives for the long-term success of our Company. 2010 awards were consistent with levels provided in prior years based on each executive’s level of responsibility within our Company.

2010 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts			Option Awards
		Under Non-equity Incentive Plan			Number of
		80.0%	100.0%		Securities	Exercise	Grant
	Grant	EBITDA	Target	250.0%	Underlying	Price per	Date Fair
Name	Date	Threshold	Payout	Maximum(1)	Options	Share(2)	Value(3)

Mark Slaughter	1/1/2010	—	—	—	15,000	$8.48	$58,650
		$68,591	$211,050	$527,625	—	—	—
Martin Jimmerson	1/1/2010	—	—	—	12,500	8.48	48,875
		38,074	117,150	292,875	—	—	—
Lars Eliassen	1/1/2010	—	—	—	6,250	8.48	24,438
		5,850	60,000	150,000	—	—	—
William Sutton	1/1/2010	—	—	—	6,250	8.48	24,438
		20,475	63,000	157,500	—	—	—
Hector Maytorena	1/1/2010	—	—	—	6,250	8.48	24,438
		5,119	52,500	131,250	—	—	—

(1)	The MIP provided for cash incentive bonuses based upon each financial metric if the threshold of consolidated Adjusted EBITDA achieved 80.0% of plan/budget. The individual bonus payment is also limited to 2.5 times the target amount and further subject to a funding limit of 5.0% for 2010 of Adjusted EBITDA for all management and employee incentives, other than sales commissions, for all of our employees as a group.

(2)	For a discussion of our methodology in determining the fair value of our common stock see Note 12, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 12, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options -	Options -		Exercise	Expiration
Name	Exercisable(1)	Unexercisable		Price	Date

Mark Slaughter	144,844	48,281	(2)	$7.00	1/1/2017
	6,250	6,250	(3)	9.64	1/1/2018
	8,750	26,250	(4)	5.32	8/19/2019
	—	15,000	(5)	8.48	1/1/2020
Martin Jimmerson	82,781	27,594	(2)	7.00	1/1/2017
	6,250	6,250	(3)	9.64	1/1/2018
	5,625	16,875	(4)	5.32	8/19/2019
	—	12,500	(5)	8.48	1/1/2020
Lars Eliassen	10,000	—	(6)	2.40	1/1/2015
	12,500	—	(7)	4.00	3/1/2016
	4,688	1,562	(8)	8.32	5/1/2017
	3,125	3,125	(3)	9.64	1/1/2018
	1,563	4,687	(9)	5.32	1/1/2019
	—	6,250	(5)	8.48	1/1/2020
William Sutton	6,250	6,250	(3)	9.64	1/1/2018
	1,563	4,687	(9)	5.32	1/1/2019
	—	6,250	(5)	8.48	1/1/2020
Hector Maytorena	4,688	1,562	(10)	11.00	11/5/2017
	3,125	3,125	(3)	9.64	1/1/2018
	1,563	4,687	(9)	5.32	1/1/2019
	—	6,250	(5)	8.48	1/1/2020

(1)	The options reflected in the table above, except the options awarded prior to January 1, 2007, vest as to one-fourth of the total number of shares on the first, second, third and fourth year anniversary of the date of award specified in the award agreement.

(2)	The date of the award was January 1, 2007.

(3)	The date of the award was January 1, 2008.

(4)	The date of the award was August 19, 2009.

(5)	The date of the award was January 1, 2010.

(6)	The date of the award was January 1, 2005 which vested immediately.

(7)	The date of the award was March 1, 2006 which one forth vested immediately and on the first, second and third year anniversary of the date of award specified in the award agreement.

(8)	The date of the award was May 1, 2007.

(9)	The date of the award was January 1, 2009.

(10)	The date of the award was November 5, 2007.

In addition, Committee recommended and the Board approved the following equity awards to our named executive officers on March 23, 2011 as part of the executives’ approved 2011 compensation:

	Number of Securities Underlying
	Stock Option	Restricted
Name	Awards	Stock Awards

Mark Slaughter	47,536	20,291
Martin Jimmerson	25,209	10,761
Lars Eliassen	14,405	6,149
William Sutton	23,696	10,115
Hector Maytorena	12,604	5,380

The above equity awards were made consistent with our philosophy that such awards should enhance our ability to retain executives and align individual performance with the objectives of our stockholders. In determining the above awards, the number of share awards for our named executive officers were allocated 70.0% to stock options and 30.0% to restricted stock awards. All awards vest ratably over the next four years. Total stock awards for each individual were determined as the amount that would provide a potential total compensation for 2011 approximating the 75th percentile compared to total direct compensation of our peer group for each position, subject to achievement of financial and individual performance results which will be evaluated based on planned versus actual financial and individual performance goals.

OPTION EXERCISES AND VESTING OF RESTRICTED STOCK

None of our named executive officers exercised any stock options during 2010 or had any restricted stock that vested.

PENSION BENEFITS

We do not provide pension benefits for our named executive officers or other employees. Retirement benefits are provided through the Savings Plan discussed below.

NON-QUALIFIED DEFERRED COMPENSATION

We do not have a non-qualified deferred compensation plan and as such, no compensation has been deferred by our named executive officers or our other employees. The Savings Plan is a 401(k) deferred compensation arrangement and a qualified plan under section 401(a) of the Internal Revenue Code (the “Code”).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which an executive officer’s employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

•	earned, but unpaid base salary;
•	target non-equity incentive compensation earned during the fiscal year;
•	unused vacation pay; and
•	amounts contributed and vested through our Savings Plan.

If the executive’s separation is the result of death or “Disability”, the executive or his or her estate shall receive the above benefits, any long-term disability benefits and all unexercisable equity awards shall immediately vest and become exercisable.

The employment agreements with each of our executives also provide certain benefits if their employment is terminated by us by other than cause, by then for “good reason” or as a result of “Change of Control” the executive officer shall receive:

•	severance payment of one times the executive’s current base salary;

•	severance payment of one times the executive’s current target under the MIP;

•	COBRA continuation coverage up to a period of eighteen months;

•	the executive may receive, if approved by the Board, an amount equal to the excise tax charged to the executive as a result of the receipt of any change of control payments;

•	all stock options awards held by the executive will automatically vest and become exercisable; and

•	outplacement services at a cost up to $20,000.

Excise Taxes

If any benefits payable or otherwise provided under each named executive officer’s employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Board may, in its sole discretion, provide for the payment of, or otherwise reimburse the executive for, an amount up to such Excise Tax and any related taxes, fees or penalties thereon as the Board may consider to be customary and appropriate for a comparable public company.

Quantification of Payments on Termination

The chart below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment pursuant to his employment agreement and our stock compensation plans. The amount of compensation payable to each executive officer upon voluntary termination with “Good Reason,” involuntary termination other than for “Cause,” termination following a “Change of Control” and the occurrence of the “Disability” or death of the executive is shown below. The amounts shown are calculated assuming that such termination was effective as of December 31, 2010, and thus include amounts earned through such time (other than amounts payable pursuant to our Savings Plan) and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out may only be determined at the time of the executive’s actual separation from us.

POST EMPLOYMENT COMPENSATION TABLE

			Health &
	Severance	Options	Welfare	Total
Name	Payment	(Unvested)(1)	Benefits	Benefit

Mark Slaughter
Death/Disability	$—	$640,430	$—	$640,430
Other than Cause, Change in Control or Good Reason	521,032	640,430	28,477	1,189,939
Martin Jimmerson
Death/Disability	—	412,490	—	412,490
Other than Cause, Change in Control or Good Reason	381,653	412,490	28,477	822,620
Lars Eliassen(2)
Death/Disability	—	91,906	—	91,906
Other than Cause, Change in Control or Good Reason	280,000	91,906	24,385	396,291
William Sutton
Death/Disability	—	96,078	—	96,078
Other than Cause, Change in Control or Good Reason	297,038	96,078	18,340	411,456
Hector Maytorena
Death/Disability	—	87,719	—	87,719
Other than Cause, Change in Control or Good Reason	247,500	87,719	27,958	363,177

(1)	See the table Outstanding Equity Awards as of December 31, 2010 presented earlier in this section of the proxy.

(2)	Under Norwegian law, Mr. Eliassen’s employment agreement provides that the cash severance amount payable to Mr. Eliassen will be negotiated in good faith at the time of severance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted By:

Compensation Committee

Kevin Neveu, Chairman
Charles L. Davis
Thomas M. Matthews
Kevin J. O’Hara

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 24, 2011, the number of shares beneficially owned by: (i) each person who is known to us to beneficially own more than 5.0% of a class of shares; (ii) the current directors and nominees of our Board of Directors; (iii) each named executive officer included in the Summary Compensation Table; and (iv) all current directors and named executive officers as a group. We obtained certain information in the table from filings made with the SEC. Unless otherwise noted; each beneficial owner has sole voting power and sole investment power.

Unless indicated in the notes, to our knowledge each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o RigNet, Inc., 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760.

We calculated the percentage of shares outstanding based on 15,396,034 shares of common stock outstanding on March 24, 2011. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of March 24, 2011, and (2) shares issuable upon settlement of restricted stock units that are vested, or will become vested within 60 days of March 24, 2011. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or restricted stock unit for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Security Ownership Table

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

5.0% Stockholders:
Energy Growth AS(1)	4,883,010	30.1%
Altira Group LLC(2)	2,546,700	16.2%
Sanders Morris Harris Group, Inc.(3)	2,448,235	15.7%
T. Rowe Price Associates, Inc.(4)	879,182	5.7%
Named Executive Officers:
Mark Slaughter(5)	277,832	1.8%
Martin Jimmerson(6)	169,163	1.1%
Lars Eliassen(7)	50,524	*
William Sutton(8)	24,178	*
Hector Maytorena(9)	21,005	*
Non-Employee Directors:
Thomas M. Matthews(10)	3,482	*
James H. Browning(10)	3,482	*
Charles L. Davis(11)	2,448,235	15.7%
Kevin Neveu(12)	17,482	*
Kevin J. O’Hara(10)	3,482	*
Keith Olsen(10)	3,482	*
Brent K. Whittington(10)	3,482	*
All of our directors and executive officers as a group (12 persons)	3,025,829	18.8%

*	Less than 1.0% of class

(1)	Energy Growth AS owns the shares. It is owned 100.0% by Energy Growth Holding AS, which is owned 100.0% by CSV III AS, which is owned 60.0% by the limited partnership Cubera Secondary KS. The General Partner is the limited partnership Cubera Secondary (GP) KS which owns 10.0% of Cubera Secondary KS. Cubera Secondary (GP) AS owns 10.0% of Cubera Secondary (GP) KS and is the ultimate General Partner. Jørgen Kjærnes is the Chairman of the Board and Managing Director of Cubera Secondary (GP) AS. All such entities and Mr. Kjærnes disclaim beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. Includes 833,319 shares of common stock subject to warrants which are exercisable as of December 31, 2010. No other shares are exercisable within 60 days of March 24, 2011.

(2)	Altira Group LLC is the Managing Member of Altira Technology Fund III LLC, or Fund III. Additionally, Altira Group LLC is the Managing Member, and sole member, of Altira Management IV LLC, which is the General Partner of Altira Technology Fund IV L.P., or Fund IV. Altira Group LLC and Altira Management IV LLC are collectively referred to as the GP. Fund III and Fund IV, which own the referenced shares, are collectively referred to as the Funds. Dirk McDermott and Carol McDermott are the members of Altira Group LLC, or the Managers. The GP and the Managers may vote or sell securities owned by the Funds. The GP and each of the Managers disclaim beneficial ownership of the shares owned by the funds except to the extent of their pecuniary interests. Includes 367,158 shares of common stock subject to warrants which are exercisable as of December 31, 2010. No other shares are exercisable within 60 days of March 24, 2011.

(3)	Ownership is consistent with a Schedule 13G filed with the SEC in December 2010. Sanders Morris Harris Group, Inc. owns 100.0% of Sanders Morris Harris, Inc., which owns 13,757 of the referenced shares. The Board of Directors of Sanders Morris Harris Group, Inc. consists of George L. Ball, Richard E. Bean, Charles W. Duncan, III, Frederic M. Edelman, Scott B. McClelland, Ben T. Morris, Albert W. Niemi, Jr., Don A. Sanders, and W. Blair Waltrip. SOF Management, LLC, or SOF, is the General Partner of Sanders

Opportunity Fund, L.P. which owns 102,690 of the referenced shares, and Sanders Opportunity Fund (Institutional), L.P., which owns 346,714 of the referenced shares. Don A. Sanders is the chief investment officer of SOF and may vote or sell securities owned by the funds. Sanders Morris Harris Inc. is the sole member of SOF. SMH PEG II Management I, LLC is the General Partner of SMH Private Equity Group I, LP, which owns 968,816 of the referenced shares. Charles L. Davis IV, Bruce R. McMaken and Ben T. Morris are the managers of the General Partner. The General Partner and the Managers may vote or sell securities owned by SMH Private Equity Group I. Sanders Morris Harris Inc. owns a 62.5% member interest in the General Partner. SMH PEG II Management II, LLC, which owns 10,164 of the referenced shares, is the General Partner of SMH Private Equity Group II, LP, which owns 551,508 of the referenced shares. Charles L. Davis IV, Bruce R. McMaken and Ben T. Morris are the managers of the General Partner. The General Partner and the Managers may vote or sell securities owned by SMH Private Equity Group I. Sanders Morris Harris Inc. owns approximately a 51.4% member interest in the General Partner. Don A. Sanders owns 132,536 of the referenced shares and brokerage clients he represents own 86,256 of the referenced shares. Charles L. Davis, a manager of two of the private equity funds owns 8,000 shares of the referenced shares. All such entities and individuals disclaim beneficial ownership of the referenced shares except to the extent of their pecuniary interests. Includes 224,312 shares of common stock subject to warrants which are exercisable as of December 31, 2010. No other shares are exercisable within 60 days of March 24, 2011.

(4)	Ownership is based on a Schedule 13G filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc. Their address is 100 East Pratt Street, Baltimore, Maryland 21207. T. Rowe Price Associates, Inc. reported that it had sole dispositive power as to all such shares, but only sole voting power with respect to 160,175 of such shares.

(5)	Includes 252,291 shares of stock subject to options and warrants which are exercisable within 60 days of March 24, 2011. Also includes 5,000 shares of stock and 20,291 shares of restricted stock. Also includes 125 shares of stock owned by Kristen Slaughter, who is Mr. Slaughter’s daughter, and 125 shares of stock owned by Leslie Slaughter, who is Mr. Slaughter’s daughter. Mr. Slaughter disclaims beneficial ownership of the shares owned by Kristen Slaughter and Leslie Slaughter.

(6)	Includes 153,152 shares of stock subject to options and warrants which are exercisable within 60 days of March 24, 2011. Also includes 5,250 shares of common stock and 10,761 shares of restricted stock.

(7)	Includes 38,125 shares of stock subject to options which are exercisable within 60 days of March 24, 2011. Also includes 6,250 shares of common stock and 6,149 shares of restricted stock.

(8)	Includes 14,063 shares of stock subject to options which are exercisable within 60 days of March 24, 2011. Also includes 10,115 shares of restricted stock.

(9)	Includes 15,625 shares of stock subject to options which are exercisable within 60 days of March 24, 2011. Also includes 5,380 shares of restricted stock.

(10)	Includes 3,482 shares of restricted stock.

(11)	Consists of the aggregate shares held by Sanders Morris Harris, Inc. and related entities as reflected in footnote 3 above including 8,000 shares owned by Mr. Davis directly and 3,482 shares of restricted stock. Mr. Davis is a manager of two of the private equity funds referenced in footnote 3. Mr. Davis disclaims beneficial interest of those shares other than the 8,000 shares he holds directly.

(12)	Includes 14,000 shares of stock subject to options which are exercisable within 60 days of March 24, 2011 and 3,482 shares of restricted stock.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our named executive officers and directors and persons who own more than 10.0% of our common shares to file reports of ownership and changes in ownership concerning our common shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the Section 16(a) filings that have been received by us and repetitions to us by our executive officers and directors, we believe that all filings required to be made under Section 16(a) during 2010 were made timely, except that the original Form 3 for SMH Private Equity Group II, L.P. and related persons was filed one day late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board of Directors. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions

Under our code of business conduct and ethics, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our general counsel who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and Audit Committee charter may be found at our corporate website www.rig.net upon the completion of this offering.

Currently, there are no proposed transactions or series of similar transactions to which we are party for which the amount involved would exceed $120,000 with one or more of our directors, named executive officers, holders of more than 5.0% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons. However, between January 1, 2008 and through the completion of our IPO, there were transactions to which we were or are a party for which the amount involved exceeded or exceeds $120,000 and in which had or will have a direct or indirect material interest, which are described below other than compensation arrangements with directors and named executive officers, which are described under the captions “Director Compensation and “Executive Compensation” appearing elsewhere in this proxy.

Board of Directors

Prior to the completion of our IPO in December 2010, the holders of our preferred stock had contractual rights to appoint four members of our Board of Directors. The only appointee that remained on our board following the IPO was Mr. Charles L. Davis, but we are under no contractual obligation to retain him.

Registration Rights

Previous holders of our preferred stock, including Cubera, funds managed by Altira and funds affiliated with Sanders Morris, have registration rights with respect to the shares that they hold beginning 180 days after completion of the IPO or such earlier date as is agreed by Deutsche Bank Securities Inc.

Stockholder Transactions

In connection with the IPO in December 2010, the Company converted all preferred stock to 3,470,224 shares of common stock, settled preference rights through the issuance of 1,678,065 shares of common stock, and redeemed accrued dividends through the payment of $0.2 million in cash and issuance of

513,013 shares of common stock. The following is a summary of transactions with our 5.0% stockholders during 2010:

	Common	Common	Common
	Shares	Shares	Shares			IPO
	Issued for	Issued for	Issued for	Dividends	Shares	Proceeds
	Preferred	Major Event	Accrued	Paid in	Sold in	from Sale
Related Party	Shares	Preference	Dividends	Cash	the IPO	of Shares

5.0% Stockholders:
Energy Growth AS	1,155,057	752,857	728,102	$—	521,739	$6,260,867
Altira Group LLC(1)	834,675	471,607	178,254	197,381	383,895	4,606,733
Sanders Morris Harris Group, Inc.(2)	625,336	394,651	330,054	—	361,484	4,337,807

(1)	Mr. Dirk McDermott, director on our board from January 1, 2010 through December 20, 2010 is the manager of the general partner of the Altira Technology Fund III LLC, or Fund III., which is the managing member of Altira Group LLC. Additionally, Altira Group LLC is the Managing Member, and sole member, of Altira Management IV LLC, which is the General Partner of Altira Technology Fund IV L.P., or Fund IV. Altira Group LLC and Altira Management IV LLC are collectively referred to as the GP. Fund III and Fund IV, which own the referenced shares, are collectively referred to as the Funds. Dirk McDermott and Carol McDermott are the members of Altira Group LLC, or the Managers.

(2)	Mr. Charles L. Davis, director on our board and nominee, is a manager of the two private equity funds affiliated with Sanders Morris Harris Group, Inc.

Warrants

The Company issued warrants in conjunction with certain financing arrangements with stockholders, including Messrs. Slaughter and Jimmerson and funds and persons associated with Cubera, Altira, and Sanders Morris. In May 2009, we repaid all stockholder notes. At December 31, 2010, the following warrants were outstanding to our 5.0% stockholders and named executive officers:

	Outstanding	Weighted
	Warrants at	Average
	December 31,	Exercise	Remaining
Related Party	2010	Price	Life

5.0% Stockholders:
Energy Growth AS	833,319	$3.83	4.99
Altira Group LLC(1)	367,158	5.27	5.00
Sanders Morris Harris Group, Inc.(2)	224,312	7.00	5.02
Named Executive Officers:
Mark Slaughter	28,541	5.27	5.00
Martin Jimmerson	19,027	5.27	5.00
All of our directors and executive officers as a group (12 persons)	271,880	6.70	5.01

(1)	Mr. Dirk McDermott, director on our board from January 1, 2010 through December 20, 2010 is the manager of the general partner of the Altira Technology Fund III LLC, or Fund III., which is the managing member of Altira Group LLC. Additionally, Altira Group LLC is the Managing Member, and sole member, of Altira Management IV LLC, which is the General Partner of Altira Technology Fund IV L.P., or Fund IV. Altira Group LLC and Altira Management IV LLC are collectively referred to as the GP. Fund III and Fund IV, which own the referenced shares, are collectively referred to as the Funds. Dirk McDermott and Carol McDermott are the members of Altira Group LLC, or the Managers.

(2)	Mr. Charles L. Davis, director on our board and nominee, is a manager of the two private equity funds affiliated with Sanders Morris Harris Group, Inc.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and officers. Each of our named executive officers also has indemnification provisions in his employment agreement. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Precision Drilling Corporation

One of our directors, Kevin Neveu, is the Chief Executive Officer of Precision Drilling Corporation. We received an aggregate of approximately $0.1 million in 2009 and approximately $0.6 million in 2010 from Precision Drilling Corporation for services performed by us in the ordinary course of business.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR
THE 2012 ANNUAL MEETING OF THE STOCKHOLDERS

Any stockholder who intends to present a proposal for inclusion in our 2012 proxy statement and form of proxy must submit the proposal, in writing, so that our Corporate Secretary receives it at our principal executive offices, located at 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760, by December 1, 2011, which is 120 days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders. Any stockholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at the 2012 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between December 1, 2011 and December 31, 2011, which is 90 to 120 days prior to the one year anniversary of the upcoming Meeting. In addition, our stockholders must comply with the requirements of the SEC related to nominations and stockholder proposals and the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC or available on our website at www.rig.net.

Our bylaws provide that if a stockholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Corporate Governance and Nominating Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of stockholders, that stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•	all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•	a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•	a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•	a brief description of the business desired to be brought before the annual meeting;

•	the reasons for conducting such business at the annual meeting;

•	the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•	any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any,

•	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner,

•	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any,

•	any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

•	any short interest in any of our securities,

•	any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

•	any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

•	any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

WHERE YOU MAY FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE,

Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.rig.net, where we post our SEC filings.

You may request copies of our filings, including any documents incorporated by reference in this proxy statement as described below, without charge, by calling our Investor Relations representative at (281) 674-0100 or write to Investor Relations, 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760.

If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2011 ANNUAL MEETING

As of the date of this proxy statement, our Board of Directors knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the annual meeting or any adjournment or postponement thereof.

PROPOSAL ONE: ELECTION OF DIRECTORS

Members of our Board of Directors are elected each year at the annual meeting of stockholders. All eight of our current Board members have been nominated to stand for re-election at the Annual Meeting. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, as determined by our Board of Directors recommended the directors for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors has nominated nine directors for election at the Meeting.

Nominees

The following nine directors have all been nominated to serve on our Board of Directors until the 2012 Annual Meeting of Stockholders: Thomas M. Matthews, Mark B. Slaughter, James H. Browning, Charles L. Davis, Kevin Neveu, Kevin J. O’Hara, Keith Olsen, Brent K. Whittington and Ditlef deVibe. Each of the nominees has consented to serve as a director if so elected. Each nominee who is elected to our Board of Directors will serve in such capacity until his term expires or his successor has been duly elected and qualified or, if earlier, until such director dies, resigns or is removed.

Directors will be elected by a plurality of the votes cast by the share of common stock present in person or represented by proxy at the Meeting. As a result, the nine nominees with the most votes will be elected. Broker non-votes will have no effect on the outcome of the election of directors.

Our Board recommends that you vote
“FOR” the election of each of the nominated directors.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2011. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2007. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Deloitte & Touche LLP was selected by the Audit Committee in accordance with its charter.

The submission of this matter for ratification by stockholders is not legally required; however, the Audit Committee and Board of Directors believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. The Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

The Audit Committee has approved all services provided by Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions you may ask.

Fees Paid to Independent Registered Public Accounting Firm

The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for (i) the audit of our financial statements for the year ended December 31, 2010; and (ii) fees billed for other services rendered by Deloitte & Touche LLP.

	2010	2009

Audit Fees(1)	$624,000	$876,000
Audit Related Fees(2)	1,075,000	307,000
Tax Fees(3)	827,000	608,000
All Other Fees	—	—

Total	$2,526,000	$1,791,000

(1)	Audit Fees consist of professional services and related expenses for the audit of our annual financial statements.

(2)	Audit Related Fees include the preparation of a comfort letter in connection with our initial public offering, review of interim financial statements included in our S-1, and consulting related to the implementation of accounting standards.

(3)	Tax Fees include professional services for tax return preparation, uncertain tax position implementation and income tax audit support.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche LLP’s engagement to conduct the audit of RigNet, Inc. for fiscal 2010 was approved by the Audit Committee on November 15, 2010. All of the services covered under the caption “Audit Related Fees” were approved by the Audit Committee and none were provided under the de minimis exception of Section 10A of the Securities Exchange Act of 1934, as amended.

We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its 2010 audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP. The Audit Committee has determined that the provisions of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal. Broker non-votes will not affect the outcome of the vote on this proposal but abstentions have the same effect as a vote against this proposal under Delaware law. If the selection of Deloitte & Touche LLP is not ratified accordingly, our Board of Directors will consider whether we should select another independent registered public accounting firm.

Our Board recommends that you vote
“FOR” the ratification of Independent Public Accountants

PROPOSAL THREE: APPROVAL OF 2010 OMNIBUS INCENTIVE PLAN

Background

Our Board of Directors has adopted, and our stockholders have previously approved, the RigNet, Inc. 2010 Omnibus Incentive Plan, or our 2010 Plan, prior to our becoming a public company. Our 2010 Plan is a broad-based incentive plan that provides for the grant of incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, annual cash incentive awards, other stock-based awards and certain other cash awards. Our Board of Directors believes that our company’s success and long-term progress are dependent upon attracting and retaining qualified individuals who may serve as directors, officers, employees, consultants, and advisers, and aligning the interests of such individuals with those of its stockholders. Our 2010 Plan gives our Board of Directors and Compensation Committee the maximum flexibility to use various forms of incentive awards as part of our company’s overall compensation programs.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and the guidance issued by the Internal Revenue Service thereunder generally prohibit our company from deducting for federal income tax purposes compensation in excess of $1 million that is paid to each of the CEO and the other three highest compensated officers of our company (excluding the Chief Financial Officer). That deduction limit does not apply; however, to certain compensation that satisfies the requirements of Section 162(m).

The deduction limit in Section 162(m) does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. Those terms were previously approved by the stockholders of our company when they approved our 2010 Plan prior to the completion of our IPO.

Section 162(m) requires that now that we are a public company we obtain stockholder re-approval of the performance goals for performance-based awards that are authorized to be granted under our 2010 Plan to certain employees in order for certain future awards to qualify as performance-based compensation that is exempt from the deduction limitation in Section 162(m) and thereby preserve our company’s federal income tax deduction for performance-based compensation paid to certain named executive officers.

Material Terms of Performance Goals under Our 2010 Plan

The following summary of the material terms of the performance goals for performance-based awards under our 2010 Plan is qualified in its entirety by reference to the full text of our 2010 Plan attached as Appendix A to this proxy statement.

Performance stock awards and performance unit awards may be granted under our 2010 Plan to any common law employee of our company or any affiliate, any non-employee director and to certain consultants, agents, representatives, advisors, and independent contractors who render services to our company or an affiliate, and other persons designated by our Board of Directors. Annual cash incentive awards may be granted under our 2010 Plan to key executive employees of our company or an affiliate who, by the nature and scope of their positions, regularly and directly make or influence policy decisions which significantly impact the overall results or success of our company.

Under our 2010 Plan, the maximum number of shares of our common stock with respect to which performance stock awards may be granted to an employee during a calendar year is equal to 3,000,000 shares and the maximum number of shares of our common stock with respect to which performance unit awards payable in shares of our common stock may be granted to an employee during a calendar year is equal to 3,000,000 shares. Under our 2010 Plan the maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a calendar year is $3,000,000 and the maximum amount that may be paid to a key executive employee under an all annual cash incentive awards granted to the employee during a calendar year is $3,000,000.

Under our 2010 Plan, performance stock awards, performance unit awards, and annual cash incentive awards are subject to the satisfaction of one or more performance goals during the applicable performance period. Performance goals for such awards will be determined by our Compensation Committee and will be designed to support our company’s business strategy and align participants’ interests with stockholder interests. Performance goals for performance stock awards, performance unit awards, and annual cash incentive awards to a “covered employee” (as defined in Section 162(m) and the regulations or other guidance promulgated by the Internal Revenue Service under Section 162(m)) (“Covered Employee”) that are intended to qualify as performance-based compensation under Section 162(m) will be based on the criteria contained in our 2010 Plan, including one or more of the following business criteria which were previously approved by our stockholders: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, and total market value.

Achievement of the goals may be measured:

•	individually, alternatively or in any combination; and

•	with respect to our company, one or more business units or subsidiaries, a peer group of companies or any combination of the foregoing.

Our Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may not increase the amount payable under an award.

In addition to the performance-based awards described above, our Compensation Committee may issue options and stock appreciation rights to Covered Employees that may constitute performance-based compensation under Section 162(m). Under our 2010 Plan, the maximum number of shares of our common stock with respect to which incentive stock options may be granted to an employee during a calendar year is equal to 3,000,000 shares, the maximum number of shares of our common stock with respect to which nonqualified stock options may be granted to an employee during a calendar year is equal to 3,000,000 shares, and the maximum number of shares of our common stock with respect to which stock appreciation rights may be granted to an employee during a calendar year is equal to 3,000,000 shares.

We initially reserved 3,000,000 shares of our common stock for issuance under our 2010 Plan. At December 31, 2010, there were 3,000,000 shares still available for issuance under our 2010 Plan.

Vote Required

The approval required by Section 162(m) of the material terms of the performance goals under our 2010 Plan requires the affirmative vote of the holders of at least a majority of the votes cast; provided that the total votes cast on this proposal represent over 50.0% of the outstanding shares of our common stock. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Under Delaware law, abstentions are counted as votes cast, so abstentions have the same effect as a vote against this proposal. Broker non-votes are not counted as votes cast so they would not affect the vote on this proposal. However, broker non-votes could prevent the total votes cast on the proposal from representing 50.0% of our outstanding shares.

Plan Summary

Certain features of our 2010 Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of our 2010 Plan attached as Appendix A to this proxy statement.

Our employees are eligible to receive awards under our 2010 Plan. In addition, the non-employee directors of our company and consultants, agents, representatives, advisors and independent contractors who render services to our company and its affiliates that are not in connection with the offer and sale of our company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our company’s securities will be eligible to receive awards settled in shares of our common stock, other than incentive stock options, under our 2010 Plan.

Our Board of Directors will administer our 2010 Plan with respect to awards to non-employee directors and our Compensation Committee will administer our 2010 Plan with respect to awards to employees and other non-employee service providers other than non-employee directors. In administering awards under our 2010 Plan our Board of Directors or the Compensation Committee, as applicable (the “committee”), has the power to determine the terms of the awards granted under our 2010 Plan, including the exercise price, the number of shares subject to each award and the exercisability of the awards. The committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the plan.

Under our 2010 Plan, the committee may grant:

•	options to acquire our common stock. The exercise price of options granted under our 2010 Plan must at least be equal to the fair market value of our common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10.0% of the voting power of all classes of our outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110.0% of the fair market value on the grant date.

•	stock appreciation rights, or SAR, which allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of our common stock, or a combination thereof, as determined by the committee.

•	restricted stock awards, which are awards of our shares of common stock that vest in accordance with terms and conditions established by the committee.

•	restricted stock units, which are awards that are based on the value of our common stock and may be paid in cash or in shares of our common stock.

Under our 2010 Plan, the committee may also grant performance stock, performance unit and annual cash incentive awards. Performance stock, performance unit and annual cash incentive awards are awards that will result in a payment to a participant only if performance goals established by the committee are achieved or the award otherwise vests. It is intended that our 2010 Plan will conform to the standards of Section 162(m). The committee will establish organization or individual performance goals which, depending on the extent to which they are met, will determine the number and the value of performance stock and performance units to be paid out to participants. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the committee.

The amount of, the vesting and the transferability restrictions applicable to any performance stock, performance unit and annual cash incentive award will be based upon the attainment of such performance goals as the committee may determine.

Awards may be granted under our 2010 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our company or any of its subsidiaries. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2010 Plan to the extent our Board of Directors may deem appropriate.

The existence of outstanding awards will not affect in any way the right or power of our company to make any adjustments, recapitalizations, reorganizations or other changes in our company’s capital structure or its business. If our company shall effect a capital readjustment or any increase or reduction of the number of shares of our common stock outstanding, without receiving compensation therefore in money, services or property, then the number and per share price of our common stock subject to outstanding awards under our 2010 Plan shall be appropriately adjusted.

If we are not the surviving entity in any merger, consolidation or other reorganization; if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets; if we are to be dissolved; or if we are a party to any other corporate transaction, then the committee may:

•	accelerate the time at which some or all of the awards then outstanding may be exercised, after which all such awards that remain unexercised shall terminate;

•	require the mandatory surrender to our company of some or all of the then outstanding awards as of a date in which event the committee will then cancel such awards and our company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of our company in connection with such transaction over the exercise prices under such awards for such shares;

•	have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the then outstanding awards;

•	provide that the number of our shares of common stock covered by an award will be adjusted so that such award when exercised will then cover the number and class or series of our common stock or other securities or property to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of such award had been the holder of record of the number of shares of our common stock then covered by such award; or

•	make such adjustments to awards then outstanding as the committee deems appropriate to reflect such transaction.

After a merger or consolidation involving our company each holder of a restricted stock award granted under our 2010 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of our common stock were adjusted under the terms of the agreement of merger or consolidation.

Awards under our 2010 Plan shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Our Board of Directors may alter, amend, or terminate our 2010 Plan and the committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification shall adversely affect in any material way any award previously granted, without the written consent of the holder.

Our 2010 Plan became effective May 26, 2010. No awards may be granted under our 2010 Plan on or after the tenth anniversary of the effective date, unless our 2010 Plan is subsequently amended, with the approval of stockholders, to extend the termination date.

U.S. Federal Income Tax Consequences of Awards Granted Under Our 2010 Plan

The following is a general summary of certain of the U.S. Federal income tax consequences to participants who are either U.S. citizens or residents of certain transactions with respect to awards granted under our 2010 Plan.

Incentive Stock Options

When the committee grants an employee an incentive stock option to purchase shares of our common stock under our 2010 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee’s exercise of the incentive stock option; however, the difference between the exercise price and the fair market value of the shares of our common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an incentive stock option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and our company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an incentive stock option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and our company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the committee grants a nonqualified stock option to purchase shares of our common stock under our 2010 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our common stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the nonqualified stock option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option by an employee is subject to Federal tax withholding. Generally, our company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a nonqualified stock option.

Stock Appreciation Rights

The grant of SARs under our 2010 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our company, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, our company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards

The grant of a restricted stock award under our 2010 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our company, at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and our company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and our company will not be entitled to deductions with respect to the dividends.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss may only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of a restricted stock unit award under our 2010 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our company at the time of grant. At the time a restricted stock unit award vests or is paid, the recipient will recognize ordinary income and our company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our company’s common stock at the time the restricted stock unit is settled. The income realized under the restricted stock unit award that is reportable by an employee is subject to Federal tax withholding.

Performance Stock and Performance Unit Awards

Performance stock awards granted under our 2010 Plan generally have the same tax consequences as restricted stock awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under our 2010 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and our company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and our company will be entitled to a corresponding deduction.

Annual Cash Incentive Awards

The grant of an annual cash incentive award under our 2010 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time the annual cash incentive award is settled in cash, the recipient will recognize ordinary income and our company will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other Cash-Based and Stock-Based Awards

The grant of a cash-based award under our 2010 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and our company will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other stock-based awards granted under our 2010 Plan generally have the same tax consequences as restricted stock unit awards.

Compensation Deduction Limitation

Under Section 162(m) our company’s Federal income tax deductions for certain compensation paid to Covered Employees is limited to $1,000,000 per year. Section 162(m) provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors.” We believe that options to purchase shares of our common stock, stock appreciation rights and performance-based awards granted under our 2010 Plan generally should qualify as performance based compensation for purposes of Section 162(m) of the Code.

New Plan Benefits

Our Compensation Committee and our Board of Directors, as applicable, in their discretion determine awards granted under our 2010 Plan and, therefore, our company is unable to determine the awards that will be granted in the future under our 2010 Plan. The following table sets forth the type and amount of awards that have been granted to the named executive officers and the specified groups of individuals through December 31, 2009 under our 2010 Plan.

2010 Plan

THE 2011 AWARDS IN THIS TABLE FOR THE NAMED EXECUTIVE OFFICERS ARE NOT INCLUDED IN THE 2010 SUMMARY COMPENSATION TABLE AND IN THE 2010 GRANTS OF PLAN-BASED AWARDS TABLE SET FORTH IN THIS PROXY STATEMENT BUT ARE NEW AWARDS REPRESENTING 2011 COMPENSATION AS DISCUSSED IN OUR COMPENSATION DISCUSSION AND ANALYSIS. THE 2011 AWARDS IN THIS TABLE FOR THE NON-EMPLOYEE DIRECTORS ARE NOT INCLUDED IN THE 2010 DIRECTOR COMPENSATION TABLE SET FORTH IN THIS PROXY STATEMENT.

	Number of Securities Underlying
	Stock Option	Restricted
Name	Awards	Stock Awards

Mark Slaughter	47,536	20,291
Martin Jimmerson	25,209	10,761
Lars Eliassen	14,405	6,149
William Sutton	23,696	10,115
Hector Maytorena	12,604	5,380
All current named Executive officers as a group	123,450	52,696
All current non-employee directors as a group	—	24,374
All current employees except current named executive officers as a group	86,851	55,152

Our 2010 Plan will continue for 2010 and future years as permitted by applicable law. If our stockholders do not approve the material terms of the performance goals under our 2010 Plan the plan will still continue but awards to certain executives under the plan will not satisfy the requirements for “performance-based”

compensation within the meaning of Section 162(m) and thus will not qualify for the exclusion from the $1 million deduction limitation that is available to our company under Section 162(m).

Equity Compensation Plan Information

The table below sets forth the following information as of the end of December 31, 2010 for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of Such	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights(a)	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders(1)	809,875	$7.13	3,000,000
Equity compensation plans not approved by security holders	—	—	—

Total	809,875	$7.13	3,000,000

(1)	Under the 2006 and 2001 Plans 4.5 million options were available for award prior to the plans being frozen by the Board. No additional shares will be awarded under these plans. As such, the 3.0 million securities available for future issuance relates only to the 2010 Omnibus Incentive Plan.

In addition to our 2010 Plan, we maintain the RigNet, Inc. 2006 Long-Term Incentive Plan and the RigNet, Inc. 2001 Performance Stock Option Plan, both of which were previously approved by our stockholders in connection with their adoption prior to our IPO. We do not maintain any equity compensation plans that have not been approved by our stockholders.

Our Board recommends that you vote
“FOR” the approval of the 2010 Omnibus Incentive Plan

PROPOSAL 4: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

This proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal.

Our Board recommends that you vote
“FOR” the resolution to approve on an advisory basis
the compensation of RigNet’s named executive officers.

PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal No. 4 above in this proxy statement. Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every one, two or three years. Stockholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation.

Board Recommendation

The Board of Directors recommends voting for an advisory stockholder vote on executive compensation every year. We believe this approach provides the most direct form of communication for our stockholders. Implicit in the annual process, the vote corresponds directly to the information presented in the accompanying proxy statement for the annual stockholders’ meeting.

We emphasize, however, that you are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, your proxy card provides you with four options regarding this non-binding, advisory proposal. You may cast an advisory vote for the stockholder vote on executive compensation to occur every one, two or three years, or you may abstain from voting on the matter.

Our Board recommends that you vote
“FOR” providing an advisory vote
on executive compensation every year.

APPENDIX A

RIGNET, INC.
2010 OMNIBUS INCENTIVE PLAN
(As Adopted May 26, 2010)

RIGNET, INC.

2010 OMNIBUS INCENTIVE PLAN

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION		A-1
1.1	Establishment	A-1
1.2	Purpose of the Plan	A-1
1.3	Duration of Plan	A-1

ARTICLE II DEFINITIONS		A-1
2.1	“Affiliate”	A-1
2.2	“Annual Cash Incentive Award”	A-1
2.3	“Authorized Shares”	A-1
2.4	“Award”	A-1
2.5	“Award Agreement”	A-2
2.6	“Beneficial Owner”	A-2
2.7	“Board”	A-2
2.8	“Cash-Based Award”	A-2
2.9	“Code”	A-2
2.10	“Committee”	A-2
2.11	“Company”	A-2
2.12	“Corporate Change”	A-2
2.13	“Covered Employee”	A-2
2.14	“Director”	A-2
2.15	“Disability”	A-2
2.16	“Dividend Equivalent”	A-2
2.17	“Effective Date”	A-2
2.18	“Employee”	A-3
2.19	“Exchange Act”	A-3
2.20	“Fair Market Value”	A-3
2.21	“Fiscal Year”	A-3
2.22	“Freestanding SAR”	A-3
2.23	“Holder”	A-3
2.24	“Incentive Stock Option” or “ISO”	A-3
2.25	“Insider”	A-3
2.26	“Mature Shares”	A-3
2.27	“Minimum Statutory Tax Withholding Obligation”	A-3
2.28	“Nonqualified Stock Option” or “NQSO”	A-3
2.29	“Option”	A-3
2.30	“Option Price”	A-3
2.31	“Other Stock-Based Award”	A-4
2.32	“Parent Corporation”	A-4
2.33	“Performance-Based Compensation”	A-4
2.34	“Performance Goals”	A-4
2.35	“Performance Stock Award”	A-4
2.36	“Performance Unit Award”	A-4
2.37	“Period of Restriction”	A-4
2.38	“Permissible under Section 409A”	A-4
2.39	“Plan”	A-4
2.40	“Restricted Stock”	A-4

A-i

2.41	“Restricted Stock Award”	A-4
2.42	“RSU”	A-4
2.43	“RSU Award”	A-4
2.44	“SAR”	A-4
2.45	“Section 409A”	A-4
2.46	“Separation from Service”	A-4
2.47	“Stock”	A-4
2.48	“Subsidiary Corporation”	A-4
2.49	“Substantial Risk of Forfeiture”	A-5
2.50	“Tandem SAR”	A-5
2.51	“Ten Percent Stockholder”	A-5
2.52	“Third Party Service Provider”	A-5

ARTICLE III ELIGIBILITY		A-5

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS		A-5
4.1	Authority to Grant Awards	A-5
4.2	Shares That Count Against Limit	A-6
4.3	Non-Transferability	A-6
4.4	Requirements of Law	A-6
4.5	Changes in the Company’s Capital Structure	A-7
4.6	Election Under Section 83(b) of the Code	A-9
4.7	Forfeiture for Cause	A-9
4.8	Forfeiture Events	A-9
4.9	Award Agreements	A-10
4.10	Amendments of Award Agreements	A-10
4.11	Rights as Stockholder	A-10
4.12	Issuance of Shares of Stock	A-10
4.13	Restrictions on Stock Received	A-10
4.14	Compliance With Section 409A	A-10
4.15	Date of Grant	A-10
4.16	Source of Shares Deliverable Under Awards	A-11

ARTICLE V OPTIONS		A-11
5.1	Authority to Grant Options	A-11
5.2	Type of Options Available	A-11
5.3	Option Agreement	A-11
5.4	Option Price	A-11
5.5	Duration of Option	A-11
5.6	Amount Exercisable	A-11
5.7	Exercise of Option	A-11
5.8	Transferability — Incentive Stock Options	A-13
5.9	Notification of Disqualifying Disposition	A-13
5.10	No Rights as Stockholder	A-13
5.11	$100,000 Limitation on ISOs	A-13
5.12	Separation from Service	A-13

ARTICLE VI STOCK APPRECIATION RIGHTS		A-13
6.1	Authority to Grant SAR Awards	A-13
6.2	Type of Stock Appreciation Rights Available	A-14
6.3	General Terms	A-14

A-ii

6.4	SAR Agreement	A-14
6.5	Term of SAR	A-14
6.6	Exercise of Freestanding SARs	A-14
6.7	Exercise of Tandem SARs	A-14
6.8	Payment of SAR Amount	A-14
6.9	Separation from Service	A-14
6.10	Nontransferability of SARs	A-15
6.11	No Rights as Stockholder	A-15
6.12	Restrictions on Stock Received	A-15

ARTICLE VII RESTRICTED STOCK AWARDS		A-15
7.1	Restricted Stock Awards	A-15
7.2	Restricted Stock Award Agreement	A-15
7.3	Holder’s Rights as Stockholder	A-15

ARTICLE VIII RESTRICTED STOCK UNIT AWARDS		A-16
8.1	Authority to Grant RSU Awards	A-16
8.2	RSU Award	A-16
8.3	RSU Award Agreement	A-16
8.4	Dividend Equivalents	A-16
8.5	Form of Payment Under RSU Award	A-16
8.6	Time of Payment Under RSU Award	A-16
8.7	Holder’s Rights as Stockholder	A-16

ARTICLE IX PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS		A-16
9.1	Authority to Grant Performance Stock Awards and Performance Unit Awards	A-16
9.2	Performance Goals	A-16
9.3	Time of Establishment of Performance Goals	A-17
9.4	Written Agreement	A-17
9.5	Form of Payment Under Performance Unit Award	A-17
9.6	Time of Payment Under Performance Unit Award	A-17
9.7	Holder’s Rights as Stockholder With Respect to a Performance Stock Award	A-17
9.8	Increases Prohibited	A-17
9.9	Stockholder Approval	A-18
9.10	Dividend Equivalents	A-18

ARTICLE X DIRECTOR AWARDS		A-18

ARTICLE XI ANNUAL CASH INCENTIVE AWARDS		A-18
11.1	Authority to Grant Annual Cash Incentive Awards	A-18
11.2	Covered Employees	A-18
11.3	Written Agreement	A-18
11.4	Form of Payment Under Annual Cash Incentive Award	A-18
11.5	Time of Payment Under Annual Cash Incentive Award	A-18

ARTICLE XII OTHER STOCK-BASED AWARDS		A-18
12.1	Authority to Grant Other Stock-Based Awards	A-18
12.2	Value of Other Stock-Based Award	A-19
12.3	Payment of Other Stock-Based Award	A-19
12.4	Separation from Service	A-19
12.5	Time of Payment of Other Stock-Based Award	A-19

A-iii

ARTICLE XIII CASH-BASED AWARDS		A-19
13.1	Authority to Grant Cash-Based Awards	A-19
13.2	Value of Cash-Based Award	A-19
13.3	Payment of Cash-Based Award	A-19
13.4	Time of Payment of Cash-Based Award	A-19
13.5	Separation from Service	A-19

ARTICLE XIV SUBSTITUTION AWARDS		A-19

ARTICLE XV ADMINISTRATION		A-20
15.1	Awards	A-20
15.2	Authority of the Committee	A-20
15.3	Decisions Binding	A-21
15.4	No Liability	A-21

ARTICLE XVI AMENDMENT OR TERMINATION OF PLAN		A-21
16.1	Amendment, Modification, Suspension, and Termination	A-21
16.2	Awards Previously Granted	A-21

ARTICLE XVII MISCELLANEOUS		A-21
17.1	Unfunded Plan/No Establishment of a Trust Fund	A-21
17.2	No Employment Obligation	A-21
17.3	Tax Withholding	A-22
17.4	Indemnification of the Committee	A-22
17.5	Gender and Number	A-23
17.6	Severability	A-23
17.7	Headings	A-23
17.8	Other Compensation Plans	A-23
17.9	Retirement and Welfare Plans	A-23
17.10	Other Awards	A-23
17.11	Successors	A-23
17.12	Law Limitations/Governmental Approvals	A-23
17.13	Delivery of Title	A-23
17.14	Inability to Obtain Authority	A-23
17.15	Investment Representations	A-23
17.16	Persons Residing Outside of the United States	A-23
17.17	Arbitration of Disputes	A-24
17.18	No Fractional Shares	A-24
17.19	Governing Law	A-24

A-iv

RIGNET, INC.

2010 OMNIBUS INCENTIVE PLAN

(As Adopted May 26, 2010)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1  Establishment.  The Company hereby establishes an incentive compensation plan, to be known as the “RigNet, Inc. 2010 Omnibus Incentive Plan”, as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan is effective as of May 26, 2010 (the “Effective Date”), provided that the Company’s stockholders approve the adoption of the Plan within 12 months after the date of adoption of the Plan by the Board.

1.2  Purpose of the Plan.  The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3  Duration of Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Award may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under the Plan on or after the date that is ten years from the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date.

ARTICLE II

DEFINITIONS

Each word and phrase defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2 “Annual Cash Incentive Award” means an Award granted pursuant to Article XI to an individual who is then a key executive Employee.

2.3 “Authorized Shares” shall have the meaning ascribed to that term in Section 4.1(a).

2.4 “Award” means, individually or collectively, a grant under the Plan of an Incentive Stock Option, a Nonqualified Stock Option, a SAR, Restricted Stock, a RSU, a Performance Stock Award, a Performance Unit Award, an Annual Cash Incentive Award, an Other Stock-Based Award or a Cash-Based Award, in each case subject to the terms and provisions of the Plan.

2.5 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.6 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7 “Board” means the board of directors of the Company.

2.8 “Cash-Based Award” means an Award granted pursuant to Article XIII.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must also be satisfied.

2.11 “Company” means RigNet, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.12 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.13 “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations and other guidance promulgated by the United States Department of Treasury and/or the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

2.14 “Director” means a director of the Company who is not an Employee.

2.15 “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy or for purposes of an ISO granted under the Plan, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.16 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.17 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.18 “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.

2.20 “Fair Market Value” of the Stock as of any particular date means,

(a) if the Stock is traded on a stock exchange,

(i) and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii) and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded; or

(b) if the Stock is traded in the over-the-counter market,

(i) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.21 “Fiscal Year” means the calendar year.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article VI.

2.23 “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.24 “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an incentive stock option and that is intended to satisfy the requirements of section 422 of the Code.

2.25 “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26 “Mature Shares” means shares of Stock that the Holder has held for at least six months.

2.27 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company, an Affiliate or other subsidiary is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.28 “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.29 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.31 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XII.

2.32 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.34 “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.35 “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.36 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.37 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.38 “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to the additional tax or interest applicable under Section 409A.

2.39 “Plan” means the RigNet, Inc. 2010 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

2.40 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.41 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.42 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.43 “RSU Award” means an Award granted pursuant to Article VIII.

2.44 “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.45 “Section 409A” means section 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury and/or the United States Internal Revenue Service under section 409A of the Code, or any successor statute.

2.46 “Separation from Service” means, except as otherwise provided in the case of an ISO in the following sentence of this Section 2.45, the termination of the Award recipient’s employment or service relationship with the Company and all Affiliates as determined under Section 409A. “Separation from Service” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

2.47 “Stock” means the common stock of the Company, $0.001 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.48 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.49 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.50 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.51 “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.52 “Third Party Service Provider” means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities, or any other person as determined by the Committee.

ARTICLE III

ELIGIBILITY

Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Directors and Third Party Service Providers, provided, however, that (a) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan, (b) the only persons who are eligible to receive Annual Cash Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company and (c) Directors and Third Party Service Providers are only eligible to receive NQSOs, SARs, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards. Awards other than ISOs, Performance Stock Awards, Performance Units Awards or Annual Cash Incentive Awards may also be granted to a person who is expected to become a key Employee within six months.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1  Authority to Grant Awards.  The Committee may grant Awards to those Employees, Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

(a) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 3,000,000 (the “Authorized Shares”).

(b) The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c) The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $3,000,000. The maximum amount that may be paid to a key executive Employee under Annual Cash Incentive Award(s) granted to an Employee during a Fiscal Year is $3,000,000.

(d) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.2  Shares That Count Against Limit.

(a) If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(b) If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(c) To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(d) When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

(e) The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or other Stock-Based Awards.

4.3  Non-Transferability.  Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4  Requirements of Law.  The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5  Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class or series and per share price of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Awards remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Awards.

4.6  Election Under Section 83(b) of the Code.  No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel or the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel or the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7  Forfeiture for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his or her Separation from Service (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his or her employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (b) substantially and repeatedly failed to perform duties of the office held by the Holder as reasonably directed by the Company or an Affiliate, (c) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (d) committed a material breach of any employment agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (e) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate, (g) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters, (h) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law, (j) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8  Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from

Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9  Award Agreements.  Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10  Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan or necessary to implement the requirements of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11  Rights as Stockholder.  A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.12  Issuance of Shares of Stock.  Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.13  Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.14  Compliance With Section 409A.  Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

4.15  Date of Grant.  The date on which an option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

4.16  Source of Shares Deliverable Under Awards.  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

ARTICLE V

OPTIONS

5.1  Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2  Type of Options Available.  Options granted under the Plan may be NQSOs or ISOs.

5.3  Option Agreement.  Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.11 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4  Option Price.  The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5  Duration of Option.  An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

5.6  Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7  Exercise of Option.

(a) General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (i) that the Holder wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Stock with respect to which the Option is to be exercised and (iii) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered, or the account to which the shares of Stock represented by book or electronic entry should be delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price (and all applicable federal, state, local and foreign withholding taxes described in Section 17.3) by any combination of the following: (w) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (x) Mature Shares with a Fair Market Value on the date of exercise equal to the Option Price under the Option (if approved in advance by the Committee or an executive officer of the Company), (y) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (z) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

If, at the time of receipt by the Company or its delegate of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of Stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of Stock for the purpose of enabling such Holder to exercise such Option is otherwise permitted by applicable law, does not require any vote or consent of any stockholder of the Company and does not violate the terms of any agreement to which the Company is a party or by which it is bound, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board authorizing the acquisition by the Company of its own shares of stock for such purpose, then such Holder may deliver to the Company, in payment of the Option Price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such Holder that represent a number of shares of stock legally and beneficially owned by such Holder (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value on the date of receipt by the Company or its delegate of such written notice that is not greater than the Option Price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association, and (y) if the Option Price of the shares of Stock with respect to which such Option is to be exercised exceeds such Fair Market Value, a cashier’s check drawn on a national banking association and payable to the order of the Company, in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Stock in payment of the Option Price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock that were received by the Company or its delegate with such written notice shall be returned to such Holder, together with notice by the Company or its delegate to such Holder of the refusal of the Committee to accept such shares of Stock. If, at the expiration of seven business days after the delivery to such Holder of such written notice from the Company or its delegate, such Holder shall not have delivered to the Company or its delegate a cashier’s check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the Holder to the Company or its delegate shall be ineffective to exercise such Option.

Whenever an Option is exercised by exchanging shares of Stock owned by the Holder, the Holder shall deliver to the Company or its delegate certificates registered in the name of the Holder representing a number of shares of Stock legally and beneficially owned by the Holder, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Option is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

(b) Issuance of Shares.  Subject to Section 4.3 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form required by Section 5.7(a), of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder’s name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder or shall have transferred to the account designated by the Holder to which the shares of Stock represented by book or electronic entry are to be delivered.

(c) Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable federal, state, local and foreign tax withholding resulting from such exercise.

(d) Limitations on Exercise Alternatives.  The Committee shall not permit a Holder to pay such Holder’s Option Price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay such Holder’s Option Price upon the exercise of an Option by using shares of Stock other than Mature Shares. An Option may not be exercised for a fraction of a share of Stock.

5.8  Transferability — Incentive Stock Options.  Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.9  Notification of Disqualifying Disposition.  If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

5.10  No Rights as Stockholder.  A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

5.11  $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.12  Separation from Service.  Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1  Authority to Grant SAR Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2  Type of Stock Appreciation Rights Available.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

6.3  General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of Tandem SARs shall be equal to the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

6.4  SAR Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.5  Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

6.6  Exercise of Freestanding SARs.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.7  Exercise of Tandem SARs.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.8  Payment of SAR Amount.  Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.9  Separation from Service.  Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

6.10  Nontransferability of SARs.  Except as otherwise provided in a Holder’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder’s Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder’s heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

6.11  No Rights as Stockholder.  A grantee of a SAR award, as such, shall have no rights as a stockholder.

6.12  Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1  Restricted Stock Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting, forfeiture and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting, forfeiture or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2  Restricted Stock Award Agreement.  Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, forfeiture and transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3  Holder’s Rights as Stockholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1  Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting, forfeiture and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2  RSU Award.  An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

8.3  RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability and forfeiture restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4  Dividend Equivalents.  An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5  Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

8.6  Time of Payment Under RSU Award.  A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

8.7  Holder’s Rights as Stockholder.  Each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder’s RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

9.1  Authority to Grant Performance Stock Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting, forfeiture and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2  Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Goals set forth in this Article IX, the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3  Time of Establishment of Performance Goals.  With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4  Written Agreement.  Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5  Form of Payment Under Performance Unit Award.  Payment under a Performance Unit Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

9.6  Time of Payment Under Performance Unit Award.  A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

9.7  Holder’s Rights as Stockholder With Respect to a Performance Stock Award.  Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.8  Increases Prohibited.  Neither the Committee nor the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.9  Stockholder Approval.  No payments of Stock or cash will be made to a Covered Employee pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

9.10  Dividend Equivalents.  An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

ARTICLE X

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board.

ARTICLE XI

ANNUAL CASH INCENTIVE AWARDS

11.1  Authority to Grant Annual Cash Incentive Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Cash Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Article XI, the amount of any Annual Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Annual Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

11.2  Covered Employees.  The Performance Goals upon which the payment or vesting of an Annual Cash Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Sections 9.2, 9.3, 9.8 and 9.9 as applied to such Annual Cash Incentive Award.

11.3  Written Agreement.  Each Annual Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

11.4  Form of Payment Under Annual Cash Incentive Award.  Payment under an Annual Cash Incentive Award shall be made in cash.

11.5  Time of Payment Under Annual Cash Incentive Award.  A Holder’s payment under an Annual Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.1  Authority to Grant Other Stock-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.2  Value of Other Stock-Based Award.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

12.3  Payment of Other Stock-Based Award.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or any combination thereof, as the Committee determines.

12.4  Separation from Service.  The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

12.5  Time of Payment of Other Stock-Based Award.  A Holder’s payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

ARTICLE XIII

CASH-BASED AWARDS

13.1  Authority to Grant Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

13.2  Value of Cash-Based Award.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

13.3  Payment of Cash-Based Award.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

13.4  Time of Payment of Cash-Based Award.  Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

13.5  Separation from Service.  The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIV

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to an Award granted under this Article such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

ARTICLE XV

ADMINISTRATION

15.1  Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

15.2  Authority of the Committee.  The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

15.3  Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

15.4  No Liability.  Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XVI

AMENDMENT OR TERMINATION OF PLAN

16.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash or other property if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

16.2  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVII

MISCELLANEOUS

17.1  Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.2  No Employment Obligation.  The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or the provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or service relationship at any time or for any reason not prohibited by law.

17.3  Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 17.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

17.4  Indemnification of the Committee.  The Company shall indemnify each past, present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

17.5  Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

17.6  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.7  Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

17.8  Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Third Party Service Providers.

17.9  Retirement and Welfare Plans.  Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

17.10  Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

17.11  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.12  Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.13  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.14  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

17.15  Investment Representations.  The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

17.16  Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 17.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

17.17  Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in Houston, Texas pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

17.18  No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.19  Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

RIGNET, INC. PROXY PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2011. Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 20, 2011 The Proxy Statement and 2010 Annual Report to Stockholders and any other additional soliciting materials, are available via the Internet at http://www.rig.net. Other information on the Company’s website does not constitute part of the Company’s proxy materials. The undersigned hereby appoints Mark Slaughter, Martin Jimmerson and William Sutton, jointly and severally, as the undersigned’s proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of RigNet, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Holiday Inn, 1112 Eldridge Parkway, Houston, Texas on Wednesday, May 11, 2011, at 10:00 a.m., Central time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, “FOR” ONE YEAR ON PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side.)

? FOLD AND DETACH HERE ? The Board of Directors recommends a vote “FOR” all director nominees in Proposal 1, “FOR” Proposals Please mark your 2, 3, and 4 and “FOR” one year on Proposal 5. votes as indicated in this example. X - 1. Election of nine directors to hold office until the next annual meeting of RigNet’s stockholders and until their respective successors shall have been duly elected and qualified. ? FOR ALL NOMINEES (except for the names ? WITHHOLD AUTHORITY FOR ALL NOMINEES struck out below) (James Browning, Charles Davis, Thomas Matthews, Kevin Neveu, Kevin O’Hara, Keith Olsen, Mark Slaughter, Ditlef de Vibe, Brent Whittington) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write their name(s) here: _____________________. 2. Ratification of the appointment of Deloitte & Touche LLP as RigNet’s independent registered public accounting firm for the year ending December 31, 2011. ? FOR ? AGAINST ? ABSTAIN 3. Approval of RigNet’s 2010 Omnibus Incentive Plan. ? FOR ? AGAINST ? ABSTAIN 4. Non-binding, advisory vote on RigNet’s executive compensation. ? FOR ? AGAINST ? ABSTAIN 5. Non-binding, advisory vote on the frequency of future advisory votes on RigNet’s executive compensation. ? 1 YEAR ? 2 YEARS ? 3 YEARS ? ABSTAIN 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. name by authorized officer. — Date — Signature — — — Signature, If Jointly Held — If acting as Attorney, Executor, Trustee or in other representative capacity, please sign your name, title and state your capacity. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 042019:00119 : DALLAS : 888333.3